    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 1997

                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ------------

                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 ------------

                              NOTIFY CORPORATION
                (Name of small business issuer in its charter)


        CALIFORNIA                    3661                   77-0382248
      (State or other          (Primary Standard         (I.R.S. Employer
      jurisdiction of       Industrial Classification  Identification Number)
     incorporation or            Code Number)
       organization)


                        1054 S. DE ANZA BLVD. SUITE 105
                          SAN JOSE, CALIFORNIA 95129
                                (408) 777-7920
         (Address and telephone number of principal executive offices)

                        1054 S. DE ANZA BLVD. SUITE 105
                          SAN JOSE, CALIFORNIA 95129
                                (408) 777-7920
    (Address of principal place of business or intended principal place of business)

                                 ------------

                                PAUL F. DEPOND
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        1054 S. DE ANZA BLVD. SUITE 105
                          SAN JOSE, CALIFORNIA 95129
                                (408) 777-7920
           (Name, address and telephone number of agent for service)

                                 ------------

                                  Copies to:

    HENRY P. MASSEY, JR., ESQ.                   FRAN STOLLER, ESQ.
      PETER S. HEINECKE, ESQ.           BACHNER, TALLY, POLEVOY & MISHER LLP
   BRADLEY A. BUGDANOWITZ, ESQ.                  380 MADISON AVENUE
 WILSON SONSINI GOODRICH & ROSATI           NEW YORK, NEW YORK 10017-2590
     PROFESSIONAL CORPORATION                      (212) 687-7000
        650 PAGE MILL ROAD
 PALO ALTO, CALIFORNIA 94304-1050
          (415) 493-9300

               APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                                         Continued on next page

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                           PROPOSED        PROPOSED
                               AMOUNT       MAXIMUM         MAXIMUM      AMOUNT OF
   TITLE OF EACH CLASS OF       TO BE   OFFERING PRICE     AGGREGATE    REGISTRATION
 SECURITIES TO BE REGISTERED REGISTERED PER SECURITY(1) OFFERING PRICE      FEE
------------------------------------------------------------------------------------
Units, each consisting of
 one share of Common
 Stock, $.001 par value,
 one Class A Warrant and
 one Class B Warrant (2).    1,610,000       $5.00        $ 8,050,000     $ 2,440
------------------------------------------------------------------------------------
One share of Common
 Stock, $.001 par value
 and one Class B Warrant
 (3).....................    1,610,000       $6.50        $10,465,000     $ 3,172
------------------------------------------------------------------------------------
Common Stock, $.001 par
 value (4)...............    3,220,000       $8.75        $28,175,000     $ 8,538
------------------------------------------------------------------------------------
Unit Purchase Option (5).      140,000       $.001        $       140     $    --
------------------------------------------------------------------------------------
Units, each consisting of
 one share of Common
 Stock, $.001 par value,
 one Class A Warrant and
 one Class B Warrant (6).      140,000       $6.00        $   840,000     $   255
------------------------------------------------------------------------------------
One share of Common
 Stock, $.001 par value,
 and one Class B Warrant
 (7).....................      140,000       $6.50        $   910,000     $   276
------------------------------------------------------------------------------------
Common Stock, $.001 par
 value (8)...............      280,000       $8.75        $ 2,450,000     $   743
------------------------------------------------------------------------------------
Class A Warrants (9).....      425,000          --                 --          --
------------------------------------------------------------------------------------
One share of Common
 Stock, $.001 par value
 and one Class B Warrant
 (10)....................      425,000       $6.50        $ 2,762,500     $   838
------------------------------------------------------------------------------------
Common Stock, $.001 par
 value (11)..............      425,000       $8.75        $ 3,718,750     $ 1,127
------------------------------------------------------------------------------------
  Total..................                                                 $17,389

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purposes of calculating the registration fee.

(2) Includes 210,000 Units subject to the Underwriter's over-allotment option.

(3) Issuable upon exercise of the Class A Warrants.

(4) Issuable upon exercise of the Class B Warrants.

(5) To be issued to the Underwriter.

(6) Issuable upon exercise of the Unit Purchase Option.

(7) Issuable upon exercise of the Class A Warrants underlying the Unit Purchase Option.

(8) Issuable upon exercise of the Class B Warrants underlying the Unit Purchase Option.

(9) These Class A Warrants are being registered for resale by selling security holders, each of whom was an investor in the Registrant's private placement (the "Selling Securityholders").

(10) Issuable upon exercise of Class A Warrants registered for resale by the Selling Securityholders.

(11) Issuable upon exercise of Class B Warrants registered for resale by the Selling Securityholders.

  PURSUANT TO RULE 416, THERE ARE ALSO BEING REGISTERED SUCH ADDITIONAL SHARES AND WARRANTS AS MAY BECOME ISSUABLE PURSUANT TO ANTI-DILUTION PROVISIONS UPON THE EXERCISE OF THE CLASS A WARRANTS, THE CLASS B WARRANTS AND THE UNIT PURCHASE OPTION.
                                 ------------

  THE REGISTRATION HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE OF THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               EXPLANATORY NOTE

  This Registration Statement covers the registration of (i) up to 1,610,000 units ("Units"), including Units to be issued to cover over-allotments, if any, each Unit consisting of one share of Common Stock, $.001 par value ("Common Stock"), of Notify Corporation, a California corporation (the "Company"), one redeemable Class A Warrant ("Class A Warrant") and one redeemable Class B Warrant ("Class B Warrant"), for sale by the company in an underwritten public offering, (ii) 140,000 additional Units, purchaseable by the Underwriter at a price per Unit of 120% of the initial public offering price upon the exercise of the Underwriter's option to do so (the "Unit Purchase Option), and (iii) an additional 425,000 Class A Warrants (the "Selling Securityholders' Class A Warrants"), for sale by the holders thereof (the "Selling Securityholders"), 425,000 Class B Warrants (the "Selling Securityholders' Class B Warrants") underlying the Selling Securityholders' Class A Warrants and 850,000 shares of Common Stock (the "Selling Securityholders' Stock") underlying the Selling Securityholders' Class A Warrants and the Selling Securityholders' Class B Warrants, all for resale from time to time by the Selling Securityholders. The Selling Securityholders may not sell the Selling Securityholders' Class A Warrants for specified periods after the closing of the underwritten offering. The Selling Securityholders' Class A Warrants, the Selling Securityholders' Class B Warrants and the Selling Securityholders' Stock are sometimes collectively referred to herein as the "Selling Securityholders' Securities."

  The complete Prospectus relating to the underwritten offering follows immediately after this Explanatory Note. Following the Prospectus for the underwritten offering are pages of the Prospectus relating solely to the Selling Securityholders' Securities, including alternate front and back cover pages and sections entitled "Concurrent Public Offering," "Plan of Distribution" and "Selling Securityholders" to be used in lieu of the sections entitled "Concurrent Offering" and "Underwriting" in the Prospectus relating to the underwritten offering. The "Dilution" section of the Prospectus for the underwritten offering will not be used in the Prospectus relating to the Selling Securityholders' Securities.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY SUCH STATE.                                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION -- DATED MARCH 14, 1997
PROSPECTUS
                               NOTIFY CORPORATION

   1,400,000 UNITS CONSISTING OF 1,400,000 SHARES OF COMMON STOCK, 1,400,000
     REDEEMABLE CLASS A WARRANTS AND 1,400,000 REDEEMABLE CLASS B WARRANTS

  Each unit ("Unit") offered by Notify Corporation (the "Company") consists of one share of common stock, $.001 par value (the "Common Stock"), one redeemable Class A Warrant (the "Class A Warrant") and one redeemable Class B Warrant (the "Class B Warrant"). The Class A Warrants and Class B Warrants (collectively, the "Warrants") will be transferable separately immediately upon issuance. Each Class A Warrant entitles the holder to purchase one share of Common Stock and one Class B Warrant at an exercise price of $6.50, subject to adjustment, until the fifth anniversary of the date of this Prospectus. Each Class B Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $8.75, subject to adjustment, until the fifth anniversary of the date of this Prospectus. The Warrants are subject to redemption by the Company commencing one year from the date of this Prospectus, at $.05 per Warrant on 30 days' written notice if the closing bid price of the Common Stock for 30 consecutive trading days ending within 15 days of the notice of redemption of the Warrants averages in excess of $9.10 per share with respect to the Class A Warrants and $12.10 per share with respect to the Class B Warrants (subject to adjustment in each case). It is currently anticipated that the initial public offering price will be $5.00 per Unit. See "Description of Securities."

  Prior to this offering (the "Offering") there has been no public market for the Units, the Common Stock, or the Warrants, and there can be no assurance that such a market will develop after the completion of the Offering. See "Underwriting" for a discussion of factors considered in determining the initial public offering price. The Company has applied for listing of the Common Stock, the Class A Warrants, the Class B Warrants and the Units for quotation on the Nasdaq SmallCap Market ("Nasdaq"). For information concerning a Securities and Exchange Commission investigation relating to the Underwriter, see "Risk Factors" and "Underwriting."

  The registration statement of which this Prospectus is a part also covers the offering for resale from time to time by certain securityholders (the "Selling Securityholders") of 425,000 Class A Warrants (the "Selling Securityholders' Warrants"), and the 425,000 shares of Common Stock and 425,000 Class B Warrants underlying the Selling Securityholders' Warrants and the 425,000 shares of Common Stock issuable upon exercise of such Class B Warrants. The Selling Securityholders' Warrants and the securities underlying such warrants are sometimes collectively referred to as the "Selling Securityholders' Securities." The Selling Securityholders' Warrants are issuable upon the closing of the Offering to the Selling Securityholders upon the automatic conversion of 425,000 bridge warrants (the "Bridge Warrants") acquired by them in the Company's private placement completed in March 1997 (the "Bridge Financing"). The Selling Securityholders have agreed not to exercise the Selling Securityholders' Warrants for one year after the closing of the Offering and have agreed to certain restrictions on transferability. See "Concurrent Securities Offering." Sales of any of the Selling Securityholders' Securities, or even the potential of such sales at any time, may have an adverse effect on the market prices of the securities offered hereby. Unless the context otherwise requires, all references to the Warrants shall include the Selling Securityholders' Warrants.

          THE SECURITIES OFFERED HEREBY INVOLVE  A  HIGH  DEGREE OF
             RISK AND IMMEDIATE SUBSTANTIAL DILUTION.  SEE  "RISK
                 FACTORS" BEGINNING ON PAGE 7 AND "DILUTION."

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
 OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIVE TO THE CONTRARY IS A CRIMINAL OFFENSE.

===================================================================================================
                                                                   UNDERWRITING
                                                                     DISCOUNT           PROCEEDS TO
                                              PRICE TO PUBLIC    AND COMMISSION(1)      COMPANY(2)
---------------------------------------------------------------------------------------------------
Per Unit...................................         $                   $                   $
---------------------------------------------------------------------------------------------------
Total(3)...................................        $                   $                   $
===================================================================================================

(1) Does not include additional compensation to be received by the Underwriter in the form of (i) a nonaccountable expense allowance equal to 3% of the gross proceeds of the Offering and (ii) an option to purchase up to 140,000 Units at a price per unit equal to 120% of the initial public offering price, exercisable at any time, in whole or in part, during the four year period commencing one year from the date of this Prospectus (the "Unit Purchase Option"). The Company and the Selling Stockholders have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses payable by the Company estimated at approximately
    $    ($    if the overallotment is exercised in full), including the
    Underwriter's nonaccountable expense allowance.

(3) The Company has granted the Underwriter an option exercisable within 30 days of the date of this Prospectus to purchase up to an additional 210,000 Units on the same terms and conditions set forth above, solely for the purpose of covering over-allotments, if any. If the over-allotment option
    is exercised in full, the Price to Public will be $    , the Underwriting
    Discount and Commissions will be $    and the Proceeds to the Company will
    be $   . See "Underwriting."

                                    --------

  THE UNITS ARE BEING OFFERED SUBJECT TO PRIOR SALE, WHEN, AS AND IF DELIVERED TO AND ACCEPTED BY THE UNDERWRITER, SUBJECT TO OTHER CONDITIONS. THE UNDERWRITER RESERVES THE RIGHT TO WITHDRAW, CANCEL OR MODIFY THE OFFERING AND TO REJECT ANY ORDER IN WHOLE OR IN PART. IT IS EXPECTED THAT DELIVERY OF THE UNITS WILL BE MADE AT THE OFFICES OF D.H. BLAIR INVESTMENT BANKING CORP., NEW
YORK, NEW YORK ON OR ABOUT         , 1997.

                                    --------

                      D.H. BLAIR INVESTMENT BANKING CORP.

                                    --------

                 THE DATE OF THIS PROSPECTUS IS         , 1997

  THE COMPANY INTENDS TO FURNISH ITS SHAREHOLDERS AND WARRANTHOLDERS WITH ANNUAL REPORTS CONTAINING FINANCIAL STATEMENTS AUDITED BY ITS INDEPENDENT AUDITORS.

  NOTIFY AND CENTREX AUTO ATTENDANT ARE TRADEMARKS OF THE COMPANY. THE PROSPECTUS ALSO CONTAINS TRADEMARKS AND REGISTERED TRADEMARKS OF OTHER COMPANIES.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF UNITS, COMMON STOCK, CLASS A WARRANTS OR CLASS B WARRANTS, INCLUDING STABILIZING BIDS OR SYNDICATE COVERING TRANSACTIONS. FOR A DISCUSSION OF THESE ACTIVITIES, SEE
"UNDERWRITING."

                               PROSPECTUS SUMMARY

  The following summary does not purport to be complete and is qualified in its entirety by the more detailed information and financial data (including the financial statements and the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise noted, all information in this Prospectus (a) assumes no exercise of (i) the Underwriter's over-allotment option, (ii) the Warrants, (iii) the Underwriter's Unit Purchase Option, (iv) the Selling Securityholders' Warrants, (v) options available for grant under the Company's 1997 Stock Plan (the "Stock Option Plan") or (vi) other outstanding warrants and options and (b) gives effect to the conversion, which will occur upon the closing of the Offering, of (i) the Bridge Warrants into the Selling Securityholders' Warrants; and (ii) all outstanding shares of the Company's Series A Preferred Stock and Series B Preferred Stock (collectively, the "Outstanding Preferred Stock") into shares of Common Stock. All share, per share and other information contained in this Prospectus has been adjusted to reflect a 1-for-5.05 reverse split of the Company's Common Stock effected in February 1997. See "Capitalization," "Management--Stock Option Plan" and "Description of Securities."

                                  THE COMPANY

  The Company is engaged in the development, manufacture, marketing and sale of computer telephony products for the business, Small Office Home Office ("SOHO") and residential marketplaces. In recent years, the number of individuals and businesses relying on their telephone company service provider to provide them with services such as voice mail and CENTREX, a business-oriented service which eliminates the need for on-premise telephone switching equipment, has increased dramatically. The Company's products are designed to enhance the convenience and utility of these services by providing customers with features which are either not available or not included in standard service packages. The Company's MessageAlert product increases the timeliness and ease of message retrieval for voice mail subscribers by providing a visual indication that a message has been received. The Company's Centrex Auto Attendant product gives business and SOHO customers a cost-effective means of ensuring that incoming calls are properly routed even when a human attendant is not available.

  Over 14 million business and residential customers receive voice mail service from their telephone company service provider. Telephone company provided voice mail has several advantages over traditional answering machines including better remote access, enhanced message management capabilities, support for multiple calls and superior reliability. A major drawback to telephone company provided voice mail is the lack of a visual indication that a message is waiting; subscribers must pick up their phones and listen for a distinctive dial tone to determine if they have a message. As a result, messages are often received substantially later than if the blinking light of a traditional answering machine had been available. Telephone company product managers believe that the lack of a visual message indicator is a major reason for cancellation of voice mail service. The Company has remedied this deficiency in telephone company provided voice mail by developing an inexpensive, battery operated device which gives subscribers a visual indication that a message is waiting. The Company believes its MessageAlert product is the only battery operated visual message indicator compatible with both of the signaling standards currently used by U.S. telephone companies.

  The Company's second product is designed to enhance the functionality of the CENTREX services which many small businesses purchase from their telephone service provider. CENTREX gives small businesses useful business-oriented telephone capabilities such as extension dialing, conference calling, call transfer capability and call-forwarding without the need to buy and maintain expensive telephone switches. The Company's Centrex Auto Attendant product expands this feature set by providing auto-attendant features such as automatic call answering, menu-prompted call routing and an automated name directory. Small businesses can use the Centrex Auto Attendant to answer and route calls received by their main or 800 number, thereby eliminating the need for a human receptionist. The Company has designed the Centrex Auto Attendant to be easy to install and configure and believes it offers a cost-effective solution to small businesses' call-management needs.

  The Company intends to distribute both of these products through or in conjunction with the large domestic telephone companies and certain of their authorized resellers. To date, the Company has sold its MessageAlert product to two of the seven Regional Bell Operating Companies and five of the approximately 20 large local exchange carriers. The Company's strategy is to encourage these telephone companies to bundle the MessageAlert product with their voice mail services in order to increase retention of new subscribers. In addition, the Company intends to encourage telephone companies and their authorized resellers which focus on selling CENTREX services to market its Centrex Auto Attendant as an enhancement to the basic CENTREX service. The Company believes that relationships with telephone companies it has formed as a result of its marketing of the MessageAlert product will aid it in developing the telephone companies as a distribution channel for the Centrex Auto Attendant.

  The Company intends to use a portion of the net proceeds from the Offering to fund ongoing research and development of new products and product enhancements. The Company expects to focus its efforts on four areas: cost reduction and feature enhancement of the MessageAlert; enhancement of the Centrex Auto Attendant platform to increase its capacity; expansion of the MessageAlert architecture to create a combination Caller-ID/visual message waiting indicator product; and completion of a product to provide remote telephone access to e-mail.

  The Company was incorporated in California in August 1994. Its address is 1054 S. DeAnza Blvd., Suite 105, San Jose, CA 95129. Its telephone number at that address is 408-777-7920.

                                  THE OFFERING

Securities Offered................  1,400,000 Units, each Unit consisting of one share of Common Stock, one Class A
                                    Warrant and one Class B Warrant. Each Class
                                    A Warrant entitles the holder to purchase one share of Common Stock and one Class B Warrant at an exercise price of $6.50, subject to adjustment, at any time until the fifth anniversary of the date of this Prospectus. Each Class B Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $8.75, subject to adjustment, at any time until the fifth anniversary of the date of this Prospectus. The Warrants are subject to redemption in certain circumstances on 30 days' written notice. See "Description of Securities."

Securities Offered Concurrently
 by Selling Securityholders.......  425,000 Class A Warrants; 425,000 Class B
                                    Warrants issuable upon exercise of such
                                    Class A Warrants and 850,000 shares of
                                    Common Stock issuable upon exercise of such Class A Warrants and Class B Warrants. See "Concurrent Securities Offering."

Common Stock Outstanding Before
the Offering......................  2,160,000 shares(1)(2)

Common Stock Outstanding After
the Offering......................  3,560,000 shares(1)(3)

Use of Proceeds...................  The net proceeds of the Offering will be used for product development, sales and
                                    marketing efforts, repayment of the Bridge
                                    Notes and other indebtedness, additional inventory, investment in fixed assets and working capital and general corporate purpose. See "Use of Proceeds."

Risk Factors......................  The Offering involves a high degree of risk and immediate substantial dilution. See
                                    "Risk Factors" and "Dilution."

Proposed Nasdaq Symbols(4):

Units.............................  NTFYU

Common Stock......................  NTFY

Class A Warrants..................  NTFYW

Class B Warrants..................  NTFYZ
--------
(1) Includes warrants to purchase 185,064 share of Common Stock, of which warrants to purchase 111,008 shares will be placed in escrow by the holders thereof (the "Escrow Warrants") and 1,263,537 shares of Common Stock which the holders thereof have agreed to deposit into escrow (the "Escrow Shares"). The Escrow Shares and Escrow Warrants are subject to cancellation and will be contributed to the capital of the Company if the Company does not attain certain earnings levels or the market price of the Company's Common Stock does not achieve certain levels. If such earnings or market price levels are met, the Company will record a substantial non-cash charge to earnings, for financial reporting purposes, as compensation expense relating to the value of the Escrow Shares and Escrow Warrants released to Company officers, directors, employees and consultants. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Release of Escrow Securities" and "Principal Shareholders--Escrow Securities."
(2) Does not include (i) 200,000 shares of Common Stock reserved for issuance upon the exercise of options issuable under the Stock Option Plan, under which no options are currently outstanding, and (ii) 425,000 shares of Common Stock issuable upon exercise of the Bridge Warrants. See "Capitalization" and "Management--Stock Option Plan."
(3) Does not include (i) 4,200,000 shares of Common Stock issuable upon exercise of the Warrants included in the Units offered hereby; (ii) 840,000 shares of Common Stock issuable upon exercise of the Underwriter's over-allotment option and underlying Warrants; (iii) 560,000 shares of Common Stock issuable upon exercise of the Unit Purchase Option and the underlying Warrants; (iv) 850,000 shares of Common Stock issuable upon exercise of the Selling Securityholders' Warrants and the underlying warrants; or (v) 200,000 shares of Common Stock reserved for issuance under the Stock Option Plan. See "Capitalization" and "Management--Stock Option Plan".
(4) Notwithstanding quotation on Nasdaq, there can be no assurance that an active trading market for the Company's securities will develop or, if developed, that it will be sustained.

                         SUMMARY FINANCIAL INFORMATION

                                                           THREE MONTHS ENDED
                               YEAR ENDED SEPTEMBER 30,       DECEMBER 31,
                               --------------------------  --------------------
                                  1995          1996         1995       1996
                               ------------ -------------  ---------  ---------
Product sales................  $     9,333  $     308,067  $   4,903  $ 396,294
Cost of sales................        7,929        428,112      2,775    351,079
                               -----------  -------------  ---------  ---------
Gross profit (loss)..........        1,404       (120,045)     2,128     45,215
Operating expenses:
 Research and development....      159,163        537,902    147,272    149,415
 Sales and marketing.........      122,884        549,916    116,672    153,399
 General and administrative..      146,756        440,089     84,194    138,787
                               -----------  -------------  ---------  ---------
Total operating expenses.....      428,803      1,527,907    348,138    441,601
                               -----------  -------------  ---------  ---------
Loss from operations.........     (427,399)    (1,647,952)  (346,010)  (396,386)
Interest expense, net........        1,337         (9,267)     6,806    (19,583)
                               -----------  -------------  ---------  ---------
Net loss.....................  $  (426,062) $  (1,657,219) $(339,204) $(415,969)
                               ===========  =============  =========  =========
Pro forma net loss per
 share(1)....................               $       (1.89)            $   (0.47)
                                            =============             =========
Shares used in computing pro
 forma net loss per share(1).                     875,092               882,787
                                            =============             =========

--------
(1) The pro forma net loss per share computation gives retroactive effect to the conversion of the Outstanding Preferred Stock into Common Stock upon the closing of the Offering, and excludes the Escrow Securities. See Note 1 of Notes to Financial Statements for an explanation of the calculation for pro forma net loss per share. See "Capitalization--Bridge Financing," "-- Restructuring," "Certain Relationships and Related Transactions," and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                   DECEMBER 31, 1996
                                          -------------------------------------
                                                                   PRO FORMA AS
                                            ACTUAL    PRO FORMA(1) ADJUSTED(2)
                                          ----------  ------------ ------------
BALANCE SHEET DATA:
Working capital.......................... $ (706,643)  $  131,732      $
Total assets.............................    738,633    1,463,633
Total liabilities........................  1,343,589    1,230,214
Total shareholders' equity (net capital
 deficiency).............................   (604,956)     233,419

--------
(1) Gives pro forma effect to (i) the sale of the Bridge Notes and Bridge Warrants subsequent to December 31, 1996, (ii) the conversion of certain of the Convertible Shareholder Notes into equity in connection with a restructuring effected by the Company in January 1997 and (iii) the conversion of the Outstanding Preferred Stock into Common Stock upon completion of the Offering. See "Capitalization--Bridge Financing," "-- Restructuring," "Certain Relationships and Related Transactions," and "Management's Discussion and Analysis of Financial Condition and Results of Operations."
(2) Adjusted to give effect to the sale of the 1,400,000 Units offered hereby, the application of a portion of the net proceeds therefrom to repay the Bridge Notes and other indebtedness and the corresponding non-recurring charge which will be incurred upon the closing of the Offering of approximately $231,000 representing debt discount and debt issuance costs associated with the Bridge Financing. See "Use of Proceeds," "Certain Relationships and Related Transactions," and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                 RISK FACTORS

  This Prospectus contains forward-looking statements that involve risks and uncertainties. The statements contained in this Prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus. In evaluating the Company's business, prospective investors should consider carefully the following factors in addition to the other information set forth in this Prospectus.

LIMITED OPERATING HISTORY; HISTORY OF LOSSES; WORKING CAPITAL DEFICIT; NO ASSURANCE OF FUTURE PROFITABILITY

  The Company commenced operations in August 1994 and through January 1996 was engaged primarily in research and development. For the fiscal year ended September 30, 1996, the Company incurred a net loss of $1,657,219. As of December 31, 1996, the Company had an accumulated deficit of $2,499,250 and a working capital deficit of $706,643. The Company incurred a net loss of $415,969 for the quarter ended December 31, 1996 and expects to incur further operating losses during at least the next three quarters and until such time, if ever, as there is a substantial increase in orders for the Company's products and product sales generate sufficient revenue to fund its continuing operations. There can be no assurance that sales of the Company's products will ever generate significant revenue, that the Company will ever generate positive cash flow from its operations or that the Company will attain or thereafter sustain profitability in any future period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business--Sales, Marketing and Distribution."

UNCERTAINTY AS TO ABILITY TO CONTINUE AS A GOING CONCERN

  The Company has received a report from its independent auditors containing an explanatory paragraph that describes the uncertainty as to the ability of the Company to continue as a going concern due to the Company's recurring losses from operations. There can be no assurance that the Company will achieve profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements-- Report of Independent Auditors."

UNCERTAINTY OF PRODUCT ACCEPTANCE

  The Company sold its first MessageAlert in January 1996 and its first Centrex Auto Attendant in December 1996. To date, the Company has received only limited revenue from the sale of these products. While the Company believes that its products are commercially viable, developing products for the consumer and business marketplaces is inherently difficult and uncertain. The Company does not believe its sales to date are sufficient to determine whether or not there is meaningful consumer or business demand for its products. The Company intends to devote a significant portion of the proceeds of the Offering to its sales and marketing efforts and to promote consumer and business interest in its products. There can be no assurance that such efforts will be successful or that significant market demand for the Company's products will ever develop. See "Business--Products," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Use of Proceeds."

DEPENDENCE ON LIMITED NUMBER OF POTENTIAL CUSTOMERS; NEED TO DEVELOP MARKETING CHANNELS

  The Company believes its success, if any, will be largely dependent on its ability to either sell its products to or enter into joint marketing arrangements with the seven Regional Bell Operating Companies (RBOCs) and approximately 20 large Local Exchange Carriers (LECs) in the United States. In particular, the Company believes that its MessageAlert product can be sold profitably only if it is sold to or in conjunction with the RBOCs and LECs. The Company also expects to rely significantly on the RBOCs and LECs as a channel for its Centrex Auto Attendant product. To date, the Company has sold its products to two RBOCs and seven LECs. Qualifying its product and developing the marketing relationships necessary to make these sales took substantially longer than the Company originally anticipated. RBOCs and LECs tend to be hierarchical organizations characterized by distributed decision-making authority and an institutional reluctance to take risks. Selling a product to or entering into a marketing relationship with an RBOC or LEC is generally a lengthy process requiring multiple meetings with numerous people in the organization. A failure by the Company to develop significantly enhanced relationships with the RBOCs and LECs would have a materially adverse effect on the Company's business and operating results.

  Sales to RBOCs and LECs constituted 69% and 78% of revenue for the fiscal year ended September 30, 1996 and the quarter ended December 31, 1996, respectively. In addition, three customers accounted for 30%, 18% and 16% of sales in fiscal 1996, and for 31%, 19% and 13% of sales in the quarter ended December 31, 1996.

  The Company also intends to develop other distribution channels for its products including certain authorized service resellers of the RBOCs and LECs, retail stores and mail order catalogues. Development of any one of these channels will require the expenditure of substantial time and effort by the Company's management. Because the Company's marketing efforts have been largely focused on the RBOCs and LECs, its management has had only limited experience in selling the Company's products through these channels. There can be no assurance that the Company will be able to implement such a marketing and distribution program or that any marketing efforts undertaken by or on behalf of the Company will be successful. See "Business--Sales, Marketing and Distribution."

RISK OF PRODUCT DEFECTS

  The Company's products incorporate a combination of reasonably sophisticated computer chip design, electric circuit design and telephony technology. The Company has devoted substantial resources to researching and developing each of these elements. In order to reduce the manufacturing costs, limit the power consumption and otherwise enhance the operation of its products, the Company has from time to time redesigned its products. The Company expects that in the future it will engage in similar redesigns of its products. In addition, the Company is in the process of developing new, similarly complex products. Though the Company extensively tests its products before marketing them, any new, redesigned or current product may contain design flaws which are undetected by the Company's testing procedures. For example, in August 1996, the Company recalled 6,500 of an earlier version of its MessageAlert product as a result of a design flaw and, in November 1996, the Company recalled 14,000 of its MessageAlert product, also as a result of a design flaw. The direct cost to re-work and repair the defective products in these instances was approximately $29,000 and $13,000, respectively. In addition, the Company relies on subcontractors to manufacture and assemble its products. Though the Company has quality control procedures designed to detect manufacturing errors, there can be no assurance that the Company will identify all defective products. The Company believes that reliable operation will be an important purchase consideration for both its consumer and business customers. A failure by the Company to detect and prevent a design flaw or a widespread product defect could materially adversely affect the sales of the affected product and the Company's other products and materially adversely affect the Company's business, financial condition and operating results. See "Business--Products."

COMPETITION

  The Company believes the market for its products is highly competitive and that competition is likely to intensify. In the market for visual message waiting indicators, the Company competes with Voicewaves, Inc., Consumerware, Inc., SNI Innovation, Inc. and AASTRA TELECOM. Certain of these companies have greater financial, technical and marketing resources than the Company. In addition, there are several companies with substantially greater technical, financial and marketing resources than the Company which could produce competing products. These companies include telephone equipment manufacturers such as CIDCO Incorporated, Intelidata, Inc., Northern Telecom, Inc., and Lucent Technologies, Inc. In the market for auto-attendant products, the Company competes directly with Bogen Communications, Inc. and Cobtyx Corporation, Inc. In addition, the Company competes with alternative products such as PC-based auto-attendant and voice mail products offered by companies such as Active Voice Corporation, Altigen Communications, and Voice Systems Research Corporation. The Company expects that to the extent that the market for its products develops, competition will intensify and new competitors will enter the market. There can be no assurance that the Company will be able to compete successfully against existing and new competitors as the market for its products evolves and the level of competition increases. A failure to compete successfully against existing and new competitors would have a materially adverse effect upon the Company's business and results of operations. See "Business--Competition."

DEPENDENCE ON KEY PERSONNEL

  The Company's success depends to a significant extent upon certain key management employees, including its Chairman, President and Chief Executive Officer, Mr. Paul F. DePond, and its Vice President of Operations, Gaylan Larson. The Company has applied for three-year key-man term life insurance on each of Messrs. DePond and Larson in the amount of $2,000,000 and has entered into employment agreements with them along with Gerald Rice, the Company's Chief Financial Officer and David Yewell, the Company's Vice-President of Sales and Marketing. The loss of their services or those of any of the Company's other key employees would have a materially adverse effect on the Company. The Company's success, if any, will also be dependent on its ability to attract and retain highly skilled technical personnel as well as marketing and sales personnel. If the Company is unable to hire the necessary personnel, the development of new products and enhancements to current products would likely be delayed or prevented. Competition for highly-skilled technical, managerial, sales, and marketing personnel is intense. There can be no assurance that the Company will be successful in retaining its key personnel and in attracting and retaining the personnel it requires for expansion. See "Business--Employees" and "Management."

RISKS OF LIMITED PROTECTION FOR COMPANY'S INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS AND INFRINGEMENT OF THIRD PARTIES' RIGHTS

  The Company regards various features and design aspects of its products as proprietary and relies primarily on a combination of trademark, copyright and trade secret laws and employee and third-party nondisclosure agreements to protect its proprietary rights. The Company has been issued one patent covering the design of its MessageAlert products, has applied for a patent covering the MultiSense technology used in its MessageAlert product and intends to continue to apply for patents, as appropriate, for its future technologies and products. There are few barriers to entry into the market for the Company's products, and there can be no assurance that any patents applied for by the Company will be granted or that the scope of the Company's patent or any patents granted in the future will be broad enough to protect against the use of similar technologies by the Company's competitors. There can be no assurance, therefore, that any of the Company's competitors, some of whom have far greater resources than the Company, will not independently develop technologies that are substantially equivalent or superior to the Company's technology. Further, the Company intends to distribute its products in a number of foreign countries. The laws of those countries may not protect the Company's proprietary rights to the same extent as the laws of the United States.

  The Company may be involved from time to time in litigation to determine the enforceability, scope and validity of any proprietary rights of the Company or of third parties asserting infringement claims against the Company. Any such litigation could result in substantial costs to the Company and diversion of efforts by the Company's management and technical personnel. In particular, the Company is aware that a manufacturer of computer telephony products has filed a patent application purporting to cover any device which electronically detects stutter dial tone signaling. The Company expects that the patent will be issued and believes that the manufacturer may assert that the Company's MessageAlert product infringes upon the patent. If the patent is issued and such an assertion is made, the Company intends to challenge either the validity of the patent or its application to the MessageAlert product or enter into a licensing agreement with the patent holder. There can be no assurance that the Company will be able to challenge the patent successfully or enter into a licensing arrangement on commercially reasonable terms. A failure of the Company to challenge the patent successfully or enter into a licensing arrangement, would, in all probability, force the Company to cease selling the MessageAlert product and would have a materially adverse affect on the Company's business, financial condition and results of operation. In addition, the expense associated even with a successful challenge to the patent or a licensing arrangement could have a materially adverse affect on the Company's business, financial condition and results of operations. See "Business--Proprietary Rights."

DEPENDENCE ON SUPPLIERS AND SUBCONTRACTORS

  Certain key components used in the Company's products are currently available only from single or limited sources. The Company does not have long term supply contracts with these or any other component vendors and purchases all of its components on a purchase order basis. No assurance can be given that component shortages will not occur or that the Company will be able to obtain the components it needs in a timely manner and on a commercially reasonable basis. In particular, the application specific integrated circuit
(ASIC) which forms the core of the Company's MessageAlert product is manufactured only by Microchip Technology, Inc. From time to time, the semiconductor industry has experienced extreme supply constraints. An inability of the Company to obtain sufficient quantities of ASICs from Microchip Technology, Inc. would have a materially adverse effect on the Company's business and operating results.

  The Company subcontracts the manufacture of its board level assemblies to third parties, and there can be no assurance that these subcontractors will be able to support the manufacturing requirements of the Company. An inability to obtain sufficient quantities of sole-source components or subassemblies, or to develop alternative sources as required in the future, could result in delays or reductions in product shipments or could force the Company to redesign its products, either of which could materially adversely effect the Company's business and operating results. See "Business--Manufacturing."

COMPLIANCE WITH REGULATIONS AND INDUSTRY STANDARDS

  The Company's products must comply with a variety of regulations and standards including regulations and standards set by the Federal Communications Commission, Underwriters Laboratories, National Registered Testing Laboratories, and Bell Communications Research. As the Company enters international markets it will be required to comply with whatever governmental regulations and industry standards exist in those markets. In addition, the U.S. telecommunications market is evolving rapidly in part due to recently enacted laws revamping the telecommunications regulatory structure. Additional legislative or regulatory changes are possible. A failure by the Company to comply with existing regulations and standards or to adapt to new regulations and standards could have a material adverse effect on the Companies business and operating results. See "Business--Governmental Regulation and Industry Standards."

DISCRETION TO REALLOCATE USE OF PROCEEDS; USE OF PROCEEDS TO BENEFIT INSIDERS

  The proposed use of the net offering proceeds described herein represents the Company's anticipated use of proceeds based upon current operating plans and certain assumptions, including those relating to the Company's future revenue levels and expenditures, and assumptions regarding industry and general economic conditions and other conditions. Future events, including problems, delays, expenses, and complications frequently encountered by early-stage companies, as well as changes in competitive conditions affecting the Company's business and the success or lack thereof of the Company's research and development or marketing efforts, may make it necessary or advisable for the Company to reallocate the net proceeds among the described uses or use portions of the net proceeds for other purposes. Any such shifts will be at the discretion of the Company. Further, $1,120,000 of the net proceeds will be used to repay certain indebtedness of the Company, including approximately $865,000 to repay the Bridge Notes (including approximately $51,000 which will be paid to Paul

F. DePond, the Company's President and Chief Executive Officer), approximately $215,000 to repay the Outstanding Convertible Shareholder Notes, and approximately $40,000 to repay certain loans made to the Company by Mr. DePond. See "Use of Proceeds" and "Certain Relationships and Related Transactions."

RISKS ASSOCIATED WITH PLANNED GROWTH

  The Company plans to expand significantly its operations during 1997, which could place a significant strain on its limited personnel, financial, management and other resources. In order to manage its planned growth, the Company will need to significantly expand its product development and sales and marketing capabilities and personnel. In addition, the Company will need to adapt its financial planning, accounting systems and management structure to accommodate such growth if it occurs. A failure by the Company to properly anticipate or manage its growth, if any, could adversely affect its business, operating results and financial condition. In the last quarter of fiscal 1996, the Company over-estimated its growth rate and, as a result, built-up excessive inventories of certain products and components. There can be no assurance that the Company will not experience similar or more severe difficulties in the future. See "Business."

POSSIBLE FLUCTUATIONS IN QUARTERLY RESULTS

  The Company anticipates that it may experience significant fluctuations in operating results in the future. Fluctuations in operating results may result in volatility in the price of the Company's Common Stock, Units and Warrants. Operating results may fluctuate as a result of many factors, including the Company's level of research and development and sales and marketing activities, announcements by the Company and its competitors, volume and timing of orders received, if any, during the period, the timing of commercial introduction of future products and enhancements or competitive products and the impact of price competition on the Company's average selling prices. Almost all of these factors are beyond the Company's control.

  Notwithstanding the difficulty in forecasting future sales, the Company generally must undertake its research and development and sales and marketing activities and other commitments months or years in advance. Accordingly, any shortfall in product revenues in a given quarter may materially adversely affect the Company's financial condition and results of operations due to the inability to adjust expenses during the quarter to match the level of product revenues, if any, for the quarter. Due to these and other factors, the Company believes that quarter to quarter comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of the future performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SHARES AVAILABLE FOR FUTURE SALE; REGISTRATION RIGHTS

  Future sales of Common Stock by existing shareholders pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Concurrent Securities Offering or otherwise, could have an adverse effect on the price of the Company's securities. Pursuant to the Concurrent Securities Offering, 425,000 Selling Securityholders' Class A Warrants and the underlying securities have been registered for resale concurrently with the Offering, subject to a contractual restriction that the Selling Securityholders not sell any of the Selling Securityholders' Class A Warrants for at least 90 days from the closing of the Offering and, during the period from 91 to 270 days after the closing of the Offering, only sell specified percentages of such Selling Securityholders' Class A Warrants. In addition, upon the sale of the 1,400,000 Units offered hereby, the Company will have outstanding 3,374,936 shares of Common Stock, 1,400,000 Class A Warrants, 1,400,000 Class B Warrants and other warrants to purchase 185,064 shares of Common Stock (3,584,936 shares of Common Stock, 1,610,000 Class A Warrants and 1,610,000 Class B Warrants if the Underwriter's over-allotment option is exercised in full). The shares of Common Stock, Class A Warrants and Class B Warrants sold in the Offering will be freely tradeable without restriction under the Securities Act, unless acquired by "affiliates" of the Company as that term is defined in the Securities Act. The remaining 2,160,000 outstanding shares of Common Stock and options and warrants to purchase Common Stock are "restricted securities" within the meaning of Rule 144 under the Securities Act. Pursuant to Rule 144, substantially all of these restricted shares will be eligible for resale either immediately or commencing 90 days following the date of this Prospectus subject to the restrictions on transferability relating to the Escrow Shares. However, all the holders of the shares of Common Stock outstanding prior to the Offering and all the holders of options or warrants to purchase shares of Common Stock have agreed not to sell or otherwise dispose of any securities of the Company for a period of 13 months from the date of this Prospectus without the prior written consent of the Underwriter. The holder of the Unit Purchase Option has certain demand and "piggy-back" registration rights covering their securities. The exercise of such rights could involve substantial expense to the Company. Sales of Common Stock, or the possibility of such sales, in the public market may adversely affect the market price of the securities offered hereby. See "Concurrent Securities Offering," "Description of Securities," "Shares Eligible for Future Sale" and "Underwriting".

EFFECT OF OUTSTANDING OPTIONS AND WARRANTS

  Upon sale of the 1,400,000 Units offered hereby, the Company will have outstanding 1,400,000 Class A Warrants to purchase 1,400,000 shares of Common Stock and 1,400,000 Class B Warrants for $6.50 per share (subject to adjustment in certain circumstances) and 1,400,000 Class B Warrants to purchase 1,400,000 shares of Common Stock at $8.75 per share (subject to adjustment in certain circumstances) (or 1,610,000 Class A Warrants and 1,610,000 Class B Warrants if the Underwriter's over-allotment option is exercised in full). In addition, the Company will have outstanding 425,000 Selling Securityholders' Class A Warrants to purchase 425,000 shares of Common Stock and 425,000 Class B Warrants (which are exercisable for 425,000 shares of Common Stock), the Unit Purchase Option to purchase an aggregate of 560,000 shares of Common Stock assuming exercise of the underlying Warrants, additional warrants to purchase 185,064 shares of Common Stock and 200,000 shares of Common Stock reserved for issuance under the Option Plan, under which no options are currently outstanding. Holders of such options and warrants may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. Moreover, while these options are outstanding, the Company's ability to obtain financing on favorable terms may be adversely affected. See "Management" and "Description of Securities."

IMMEDIATE AND SUBSTANTIAL DILUTION

  Purchasers of the Units offered hereby will incur immediate and substantial dilution in the net tangible book value of the Common Stock included in the Units, estimated to be approximately $3.42 per share or approximately 68% of the public offering price per share (allocating no value to the Warrants). Additional dilution to public investors, if any, may result to the extent that the Warrants, the Unit Purchase Option or outstanding options and warrants are exercised at a time when the net tangible book value per share of Common Stock exceeds the exercise price of any such securities. See "Dilution."

ARBITRARY DETERMINATION OF OFFERING PRICE; ABSENCE OF PUBLIC MARKET AND POSSIBLE VOLATILITY OF STOCK PRICE

  The initial public offering price of the Units and the exercise prices and other terms of the Warrants have been arbitrarily determined by negotiation between the Company and the Underwriter and do not necessarily bear any relationship to the Company's assets, net worth or other established criteria of value. The exercise and redemption prices of the Warrants should not be construed to imply or predict any increase in the market price of the Common Stock. See "Underwriting." No public market for the securities has existed prior to the Offering. No assurance can be given that an active trading market in the Company's securities will develop after completion of the Offering or, if developed, that it will be sustained. No assurance can be given that the market price of the Company's securities will not fall below the initial public offering price. The Company believes factors such as quarterly fluctuations in financial results and announcements of new technology or products or regulatory developments in the telephone industry may cause the market price of the Company's securities to fluctuate, perhaps substantially. These fluctuations, as well as general economic conditions, such as recessions or high interest rates, may adversely affect the market price of the securities.

POSSIBLE DELISTING OF SECURITIES FROM THE NASDAQ STOCK MARKET.

  While the Company's Units, Common Stock, Class A Warrants and Class B Warrants meet the current Nasdaq listing requirements and are expected to be initially included on the Nasdaq SmallCap Market, there can be no assurance that the Company will meet the criteria for continued listing. Continued inclusion on Nasdaq generally requires that (i) the Company maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus, (ii) the minimum bid price of the Common Stock be $1.00 per share, (iii) there be at least 100,000 shares in the public float valued at $200,000 or more, (iv) the Common Stock have at least two active market makers, and (v) the Common Stock be held by at least 300 holders.

  Nasdaq has recently proposed more stringent financial requirements for listing on Nasdaq. With respect to continued listing, such new requirements are (i) either at least $2,000,000 in tangible assets, a $35,000,000 market capitalization or net income of at least $500,000 in two of the three prior years, (ii) at least 500,000 shares in the public float valued at $1,000,000 or more, (iii) a minimum Common Stock bid price of $1.00, (iv) at least two active market makers, and (v) at least 300 holders of the Common Stock. If adopted, the Company will have to meet and maintain such new requirements. If the Company is unable to satisfy Nasdaq's maintenance requirements, its securities may be delisted from Nasdaq. In such event, trading, if any, in the Units, Common Stock and Warrants would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company and lower prices for the Company's securities than might otherwise be attained.

RISK OF LOW-PRICE STOCKS

  If the Company's securities were to be delisted from Nasdaq, they could become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in the Offering to sell any of the securities acquired hereby in the secondary market.

  Commission regulations define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

  The foregoing penny stock restrictions will not apply to the Company's securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or if the Company meets certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to
Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE WARRANTS

  The Warrants included in the Units offered hereby will be immediately detachable and separately tradeable. Although the Units will not knowingly be sold to purchasers in jurisdictions in which the Units are not registered or otherwise qualified for sale, purchasers who reside in or move to jurisdictions in which the securities underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable may buy Units (or the Warrants included therein) in the aftermarket. In this event, the Company would be unable to issue securities to those persons desiring to exercise their Warrants unless and until the underlying securities could be registered or qualified for sale in the jurisdictions in which such purchasers reside, or unless an exemption from such qualification exists in such jurisdictions. No assurance can be given that the Company will be able to effect any such required registration or qualification.

  Additionally, purchasers of the Units will be able to exercise the Warrants included therein only if a current prospectus relating to the securities underlying the Warrants is then in effect under the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities or "blue sky" laws of the states in which the various holders of the Warrants then reside. Although the Company has undertaken to use reasonable efforts to maintain the effectiveness of a current prospectus covering the securities underlying the Warrants, no assurance can be given that the Company will be able to do so. The value of the Warrants may be greatly reduced if a current prospectus covering the securities issuable upon the exercise of the Warrants is not kept effective or if such securities are not qualified or exempt from qualification in the states in which the holders of the Warrants then reside.

ADVERSE EFFECT OF POSSIBLE REDEMPTION OF WARRANTS

  The Warrants are subject to redemption by the Company commencing one year from the date of this Prospectus, on at least 30 days' prior written notice, if the average closing bid price of the Common Stock for 30 consecutive trading days ending within 15 days of the date on which the notice of redemption is given exceeds $9.10 per share with respect to the Class A Warrants and $12.10 per share with respect to the Class B Warrants. If the Warrants are redeemed, holders of Warrants will lose their right to exercise the Warrants, except during such 30-day notice of redemption period. Upon the receipt of a notice of redemption of the Warrants, the holders thereof would be required to: (i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, (ii) sell the Warrants at the then current market price (if any) when they might otherwise wish to hold the Warrants, or (iii) accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities--Redeemable Warrants."

POSSIBLE ADVERSE EFFECT ON LIQUIDITY OF THE COMPANY'S SECURITIES DUE TO INVESTIGATION BY THE SECURITIES AND EXCHANGE COMMISSION OF THE UNDERWRITER AND D.H. BLAIR & CO.

  The Securities and Exchange Commission (the "Commission") is conducting an investigation concerning various business activities of the Underwriter and D.H. Blair & Co., Inc. ("Blair & Co."), a selling group member that will distribute substantially all of the Units offered hereby. The investigation appears to be broad in scope, involving numerous aspects of the Underwriter's and Blair & Co.'s compliance with the federal securities laws and compliance with the federal securities laws by issuers whose securities were underwritten by the Underwriter or Blair & Co., or in which the Underwriter or Blair & Co. made over-the counter markets, persons associated with the Underwriter or Blair & Co., such issuers and other persons. The Company has been advised by the Underwriter that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. The Underwriter cannot predict whether this investigation will ever result in any type of formal enforcement action against the Underwriter or Blair & Co. or, if so, whether any such action might have an adverse effect on the Underwriter or the securities offered hereby. The Company has been advised that Blair &

Co. intends to make a market in the securities following the Offering. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could adversely affect the liquidity or price of such securities. See "Underwriting."

POSSIBLE RESTRICTIONS ON MARKET MAKING ACTIVITIES IN THE COMPANY'S SECURITIES

  The Underwriter has advised the Company that Blair & Co. intends to make a market in the Company's securities. Regulation M, which was recently adopted to replace Rule 10b-6 and certain other rules promulgated under the Securities Act of 1934, as amended (the "Exchange Act"), may restrict Blair & Co.'s ability to engage in market-making activities with regard to the Company's securities for the period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable. In addition, Regulation M restricts the ability of any person engaged in the distribution of the Selling Securityholder Warrant to engage in market-making activities with respect to any securities of the Company for the applicable "cooling off" period prior to the commencement of such distribution. Accordingly, in the event the Underwriter or Blair & Co. is engaged in a distribution of the Selling Securityholder Warrants, their ability to make a market in the Company's securities during the applicable restrictive period will be restricted. Any temporary cessation or limitation of such market-making activities could have an adverse effect on the market price of the Company's securities. See "Underwriting."

NO DIVIDENDS

  The Company has paid no dividends to its shareholders since its inception and does not plan to pay dividends in the foreseeable future. The Company intends to reinvest earnings, if any, in the development and expansion of its business. See "Dividend Policy."

ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS

  The Company's Board of Directors has authority to issue up to 5,000,000 shares of Preferred Stock and determine the price, rights, preferences, privileges and restrictions, including voting rights of such shares, without any further vote or action by the Company's shareholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisition and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no current plans to issue shares of Preferred Stock. See "Description of Securities-- Preferred Stock."

CHARGE TO INCOME IN THE EVENT OF RELEASE OF ESCROW SECURITIES

  In the event any Escrow Securities owned by securityholders of the Company who are officers, directors, consultants or employees of the Company are released from escrow, compensation expense will be recorded for financial reporting purposes. Therefore, in the event the Company attains any of the earnings or stock price thresholds required for the release of the Escrow Securities, the release will be treated, for financial reporting purposes, as compensation expense of the Company. Accordingly, the Company will, in the event of the release of the Escrow Securities, recognize during the period that the earnings or stock price thresholds are met a substantial noncash charge to earnings that would increase the Company's loss or reduce or eliminate earnings, if any, at such time. The amount of this charge will be equal to the aggregate market price of such Escrow Securities at the time of release from escrow. Although the amount of compensation expense recognized by the Company will not affect the Company's total shareholders' equity or cash flow, it may have a depressive effect on the market price of the Company's securities. See "Principal Shareholders-- Escrow Securities" and "Management's Discussion and Analysis of Financial Condition and Results of Operation--Release of Escrow Securities".

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

  The Company's Articles of Incorporation eliminate in certain circumstances the liability of directors of the Company for monetary damages for breach of their fiduciary duty as directors. The Company has also entered into indemnification agreements ("Indemnification Agreement(s)") with each of its directors and officers. Each such Indemnification Agreement will provide that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with any civil or criminal action or administrative proceeding arising out of their performance of duties as a director or officer, other than an action instituted by the director or officer. The Indemnification Agreements will also require the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Each Indemnification Agreement will permit the director or officer that is party thereto to bring suit to seek recovery of amounts due under the Indemnification Agreement and to recover the expenses of such a suit if they are successful. See "Management--Indemnification of Officers and Directors and Related Matters."

                                USE OF PROCEEDS

  The net proceeds from the sale of the 1,400,000 Units to be sold in the Offering, after deducting the underwriters discount and commissions and other estimated expenses of the Offering, are anticipated to be approximately $
($     if the over-allotment option is exercised in full). The Company expects the net proceeds to be utilized as follows:

                                                      APPROXIMATE
                                                       AMOUNT OF   PERCENTAGE OF
ANTICIPATED APPLICATION                               NET PROCEEDS NET PROCEEDS
-----------------------                               ------------ -------------
Repayment of indebtedness(1).........................  $1,120,000
Product development(2)...............................  $1,000,000
Sales and marketing(3)...............................  $1,000,000
Additional inventory(4)..............................  $  500,000
Fixed assets(5)......................................  $  250,000
Working capital and general corporate purposes(6)....  $
                                                       ----------       ---
  Total..............................................  $
                                                       ==========       ===

--------
(1) Represents (i) the $850,000 principal amount of Bridge Notes issued in the Bridge Financing completed by the Company in March 1997, together with estimated interest through April 30, 1997, (ii) the $200,000 principal amount of Outstanding Convertible Shareholder Notes together with estimated interest through April 30, 1997 and (iii) $25,000 principal amount of a note issued to Mr. Paul DePond, President and Chief Executive Officer of the Company (the "DePond Note") together with estimated interest through April 30, 1997.
(2) Represents costs for research and development of new products and enhancements of current products.
(3) Represents funds required for the implementation of marketing programs, sales materials, advertising, trade shows and the hiring, training and employment of additional sales, marketing, and support personnel.
(4) Represents the cost of establishing manufacturing inventories for projected sales of current products.
(5) Represents fixed asset requirements that are anticipated to support new product development and to establish and maintain an adequate customer service and warranty tracking system.
(6) Represents funds that are to be used for working capital and general corporate purposes, including $420,000 for salaries for executive officers, office expenses and other general overhead expenses.

  The proposed use of the net offering proceeds described herein represents the Company's anticipated use of the proceeds based upon current operating plans and certain assumptions, including those relating to the Company's future revenue levels and expenditures, and assumptions regarding industry and general economic conditions and other conditions. Future events, including problems, delays, expenses and complications frequently encountered by early stage companies, as well as changes in competitive conditions affecting the Company's business and the success or lack thereof of the Company's research and development or marketing and sales efforts, may make it necessary or advisable for the Company to reallocate the net proceeds among the above uses or use portions of the net proceeds for other purposes. Any such shifts will be at the discretion on the Company.

  The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the net proceeds of the Offering, together with projected cash flow from operations, will be sufficient to satisfy the Company's contemplated cash requirements for the next 12 months. If the Company's estimates prove incorrect, the Company will have to seek alternative sources of financing during such period, including debt and equity financing and the reduction of operating costs and projected growth plans. No assurance can be given that such financing could be obtained by the Company on favorable terms, if at all, and if the Company is unable to obtain needed financing, the Company's business would be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Pending application, the net proceeds of the Offering will be invested in short-term, high grade interest-bearing savings accounts, certificates of deposit, United States government obligations, money market accounts or short-term interest bearing obligations. Any proceeds received upon exercise of the Underwriters over-allotment option, the Warrants, the Underwriter's Unit Purchase Option, as well as income from investments, are currently intended to be used for general corporate purposes.

                                DIVIDEND POLICY

  The Company has never paid any cash dividends on its stock and anticipates that, for the foreseeable future, it will continue to retain any earnings for use in the operation of its business. Payment of cash dividends in the future will depend upon the Company's earnings, financial condition, any contractual restrictions, restrictions imposed by applicable law, capital requirements and other factors deemed relevant by the Company's Board of Directors.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company (i) as of December 31, 1996 (after giving retroactive effect to a 1-for-5.05 reverse stock split effected in February 1997); (ii) pro forma as of December 31, 1996 to reflect (a) the sale of the Bridge Notes and Bridge Warrants subsequent to such date, (b) the conversion of certain of the Convertible Shareholder Notes into equity in January 1997 and (c) the conversion of the Outstanding Preferred Stock into Common Stock upon completion of the Offering; and (iii) as adjusted to reflect the sale of the Units offered hereby and the application of a portion of the net proceeds therefrom to repay the Bridge Notes, the Outstanding Convertible Shareholder Notes and the DePond Note. This table should be read in conjunction with the Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                                   DECEMBER 31, 1996
                                          -------------------------------------
                                            ACTUAL      PRO FORMA   AS ADJUSTED
                                          -----------  -----------  -----------
Bridge Notes, net of discount(1)......... $       --   $   618,750     $
De Pond Note(2)..........................      25,000       25,000
Convertible Shareholder Notes(2).........     932,125      200,000
Shareholders' equity (net capital
 deficiency):
  Convertible Preferred Stock, $.001 par
   value, 4,500,000 shares authorized,
   issued and outstanding at December 31,
   1996, aggregate liquidation preference
   of $1,850,000; none outstanding, pro
   forma; 5,000,000 shares authorized,
   none outstanding, as adjusted(3)......   1,850,000          --
  Common Stock, $.001 par value,
   12,100,000 shares authorized, 918,182
   shares issued and outstanding, at
   December 31, 1996; 1,974,936 shares
   outstanding, pro forma; 3,374,936
   shares outstanding, as adjusted(4)(5).      70,819    2,759,194
  Additional paid-in capital.............         --           --
  Notes receivable from shareholders.....     (26,525)     (26,525)
  Accumulated deficit(6).................  (2,499,250)  (2,499,250)
                                          -----------  -----------     ----
  Total shareholders' equity (net capital
   deficiency)...........................    (604,956)     233,419
                                          -----------  -----------     ----
    Total capitalization................. $   352,169  $ 1,077,169
                                          ===========  ===========     ====

--------
(1) The Bridge Notes are payable on the earlier of March 11, 1998 or the completion of the Offering. See "Use of Proceeds."
(2) The De Pond Note is due on demand or the completion of the Offering and the Convertible Shareholder Notes outstanding as of the date of this Prospectus are payable on the earlier of April 30, 1997 or the completion of the Offering. See "Use of Proceeds."
(3) As adjusted authorized amounts give effect to an amendment to the Company's Certificate of Incorporation. As adjusted par value of $.001 gives effect to Restated Articles of Incorporation which will be filed upon the close of the Offering.
(4) Excludes (i) up to 840,000 shares of Common Stock issuable upon exercise of the Underwriter's over-allotment option and the underlying warrants;
    (ii) 4,200,000 shares of Common Stock issuable upon exercise of the Warrants included in or underlying the Units offered hereby; (iii) 850,000 shares of Common Stock issuable upon exercise of the Selling Securityholder Warrants and the underlying warrants; (iv) 560,000 shares of Common Stock issuable upon exercise of the Unit Purchase Option and the Warrants included in or underlying such option; (v) 200,000 shares of Common Stock reserved for issuance under the Stock Option Plan, (vi) 185,064 shares of Common Stock issuable upon exercise of outstanding warrants. See "Management--Stock Option Plan," "Certain Relationships and Related Transactions," "Description of Securities" and "Concurrent Securities Offering."
(5) Includes the 1,263,537 Escrow Shares. See "Principal Shareholders--Escrow Securities."

(6) As adjusted accumulated deficit gives effect to the recognition of $246,250 of expense upon the closing of the Offering representing debt discount, debt issuance costs and interest expense of approximately $15,000 relating to the Bridge Financing and repayment of the Bridge Notes. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RESTRUCTURING

  As of December 31, 1996, the Company had issued and sold to certain of its shareholders and other investors an aggregate of $932,125 principal amount of convertible promissory notes (the "Convertible Shareholder Notes") and warrants to purchase that number of shares of Common Stock of the Company equal to 20% of the principal amount of the Convertible Shareholder Notes divided by the price per share of the Company's next equity financing (the "Shareholder Warrants"). The Convertible Shareholder Notes bore an interest rate of 8% per annum and were convertible into equity of the Company at a price equal to the price per share of the Company's next equity financing. Subsequent to December 31, 1996, the Company completed a restructuring of the Convertible Shareholder Notes and Shareholder Warrants (the "Restructuring"). Holders of an aggregate of $732,125 in principal amount of the Convertible Shareholder Notes converted their notes into Common Stock of the Company at a price per share of $4.55 and exchanged their accompanying Shareholder Warrants for warrants to purchase an aggregate of 48,272 shares of the Company's Common Stock at a price of $0.25 per share. Holders of the remaining $200,000 principal amount of Convertible Shareholder Notes (the "Outstanding Convertible Shareholder Notes") agreed to defer repayment of the notes until the earlier of the closing of the Offering or until April 30, 1997 and exchanged their Shareholder Warrants for warrants to purchase an aggregate of 7,920 shares of Common Stock at an exercise price of $5.05 per share.

BRIDGE FINANCING

  In March 1997, the Company completed a financing (the "Bridge Financing") in which it issued an aggregate of $850,000 principal amount of Bridge Notes and 425,000 Bridge Warrants and received net proceeds of approximately $725,000 (after expenses of such offering). The Bridge Notes are payable, together with interest at the rate of 10% per annum, on the earlier of one year from the issuance of the Bridge Notes or the closing of the Offering. See "Use of Proceeds." The Bridge Warrants entitle the holders thereof to purchase one share of Common Stock commencing one year from the date of their issuance but will be exchanged automatically on the closing of the Offering for the Selling Securityholders' Warrants, each of which will be identical to the Class A Warrants included in the Units offered hereby. The Selling Securityholders' Warrants have been registered for resale in the Registration Statement of which this Prospectus forms a part, subject to the contractual restriction that the Selling Securityholders have agreed not to exercise the Selling Securityholders' Warrants for a period of one year from the closing of the Offering and not to sell the Securityholders' Warrants except after specified periods. See "Concurrent Securities Offering."

  Upon repayment of the Bridge Notes, the unamortized balance of $106,250 of debt discount attributable to the Bridge Warrants as well as debt issuance costs of approximately $125,000 will be charged to the Company's operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                   DILUTION

  The following discussion and tables allocate no value to the Warrants contained in the Units.

  Dilution represents the difference between the initial public offering price per share paid by the purchasers in the Offering and the net tangible book value per share immediately after completion of the Offering. Pro forma net tangible book value per share represents the net tangible assets of the Company (total assets less total liabilities and intangible assets), divided by the number of shares of Common Stock outstanding. The pro forma net tangible book value gives effect to (i) the issuance in March 1997 of the Bridge Notes, net of debt discount, (ii) the conversion in January 1997 of certain Convertible Shareholder Notes into Common Stock, and (iii) the conversion of the Outstanding Preferred Stock into Common Stock upon the closing of the Offering. At December 31, 1996, the Company had a pro forma net tangible book value of $233,419, or approximately $.11 per share ($.30 per share if the Escrow Securities are excluded). After giving effect to the issuance of the 1,400,000 Units offered hereby at a public offering price of $5.00 per Unit, and the Company's receipt of the estimated net proceeds therefrom after deduction of expenses aggregating approximately $675,000 and the use of a portion of the net proceeds to repay the Bridge Notes, the Outstanding Convertible Shareholder Notes and the DePond Note, the pro forma net tangible book value per share of the Company, as adjusted at December 31, 1996 would have been $5,612,169, or approximately $1.58 per share ($2.57 per share if the Escrow Securities were excluded). This would result in an immediate dilution to investors in the Offering of $3.42, or 68%, per share ($2.43 or 49%, per share if the Escrow Securities were excluded), and the aggregate increase in the pro forma net tangible book value to present shareholders would be $1.47 per share ($2.27 per share if Escrow Securities are excluded), as illustrated by the following table:

      Initial public offering price per Unit.......................       $5.00
        Pro forma net tangible book value per share before
       Offering.................................................... $ .11
        Increase per share attributable to new investors in the
       Units.......................................................  1.47
                                                                    -----
      Pro forma net tangible book value per share after the
       Offering....................................................        1.58
                                                                          -----
      Dilution per share to investors(1)...........................       $3.42
                                                                          =====

--------
(1) If the over-allotment option is exercised in full, the pro forma net tangible book value per share after the Offering would be approximately $1.73, resulting in dilution to new investors in the Offering of $3.27, or 65% per share.

  The following table sets forth on a pro forma basis the differences between existing shareholders and new investors in the Offering with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid by existing shareholders and by new investors at an estimated initial public offering price of $5.00 per Unit:

                                                                PERCENTAGE
                                   PERCENTAGE OF                 OF TOTAL     AVERAGE
                                    OUTSTANDING  CONSIDERATION CONSIDERATION PRICE PER
                          NUMBER      SHARES        PAID(1)        PAID        SHARE
                         --------- ------------- ------------- ------------- ---------
Existing
 Shareholders(2)........ 1,974,936      58.5%     $2,652,944            %      $1.34
New Investors........... 1,400,000      41.5                                   $
                         ---------     -----      ----------       -----
Total................... 3,374,936     100.0%     $                100.0%
                         =========     =====      ==========       =====

--------
(1) Prior to the deduction of costs of issuance.
(2) Includes the 1,263,537 Escrow Shares. See "Principal Shareholders--Escrow Securities."

  As of the date of this Prospectus, there were outstanding warrants to purchase 185,064 shares of Common Stock exercisable at prices ranging from $0.25 to $5.05 per share. To the extent that such outstanding options are exercised in the future, there may be additional dilution to existing shareholders.

                            SELECTED FINANCIAL DATA

  The following selected financial data should be read in conjunction with the Company's financial statements and related notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The statement of operations data for the two years in the period ended September 30, 1996 are derived from the audited financial statements of the Company included elsewhere in this Prospectus. The report of Ernst & Young LLP which also appears herein contains an explanatory paragraph relating to uncertainty as to the ability of the Company to continue as a going concern. The selected financial data as of December 31, 1996 and for the three months ended December 31, 1995 and 1996 have been derived from the Company's unaudited financial statements which, in the opinion of Management, reflect all adjustments which are of a normal recurring nature necessary for a fair presentation of the results of operations for such periods. The results of the interim periods are not necessarily indicative of the results of a full year.

                                       YEAR ENDED         THREE MONTHS ENDED
                                      SEPTEMBER 30,          DECEMBER 31,
                                  ----------------------  --------------------
                                    1995        1996        1995       1996
                                  ---------  -----------  ---------  ---------
STATEMENT OF OPERATIONS DATA:
Product sales.................... $   9,333  $   308,067  $   4,903  $ 396,294
Cost of sales....................     7,929      428,112      2,775    351,079
                                  ---------  -----------  ---------  ---------
Gross profit (loss)..............     1,404     (120,045)     2,128     45,215
Operating expenses:
  Research and development.......   159,163      537,902    147,272    149,415
  Sales and marketing............   122,884      549,916    116,672    153,399
  General and administrative.....   146,756      440,089     84,194    138,787
                                  ---------  -----------  ---------  ---------
Total operating expenses.........   428,803    1,527,907    348,138    441,601
                                  ---------  -----------  ---------  ---------
Loss from operations.............  (427,399)  (1,647,952)  (346,010)  (396,386)
Interest expense, net............     1,337       (9,267)     6,806    (19,583)
                                  ---------  -----------  ---------  ---------
Net loss......................... $(426,062) $(1,657,219) $(339,204) $(415.969)
                                  =========  ===========  =========  =========
Net loss per share............... $    (.84) $     (3.17) $    (.65) $    (.80)
                                  =========  ===========  =========  =========
Weighted average shares
 outstanding.....................   509,564      522,550    525,700    517,480
                                  =========  ===========  =========  =========
Pro forma net loss per share.....            $     (1.89)            $    (.47)
                                             ===========             =========
Weighted average shares used in
 computing
 pro forma net loss per share....                875,092               882,787
                                             ===========             =========

                                                           DECEMBER 31, 1996
                                                        ------------------------
                                                          ACTUAL    PRO FORMA(1)
                                                        ----------  ------------
BALANCE SHEET DATA:
Working capital (deficit).............................. $ (706,643)  $  131,732
Total assets...........................................    738,633    1,463,633
Total liabilities......................................  1,343,589    1,230,214
Total shareholders' equity (net capital deficiency)....   (604,956)     233,419

--------
(1) Gives pro forma effect to (i) the sale of the Bridge Notes and Bridge Warrants subsequent to December 31, 1996, (ii) the conversion of certain of the Convertible Shareholder Notes into equity in connection with a restructuring effected by the Company in January 1997 and (iii) the conversion of the Outstanding Preferred Stock into Common Stock upon completion of the Offering. See "Capitalization--Bridge Financing," "-- Restructuring," "Certain Relationships and Related Transactions," and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

  This Prospectus contains forward-looking statements that involve risk and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Prospectus. The following discussion should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

OVERVIEW

  The Company was founded in August 1994 to develop, manufacture, market and sell computer telephony products for the business, SOHO and residential markets. From inception until January 1996, the Company was engaged primarily in research and development. In January 1996, the Company shipped the first version of its MessageAlert product and in December 1996 shipped its first Centrex Auto Attendant product. Substantially all of the Company's revenue has been derived from sales of its MessageAlert product.

  To date, the Company's working capital requirements have been met through the sale of equity and debt securities and, to a lesser extent, product revenue and the Company's line of credit. The Company has sustained significant operating losses in every fiscal period since inception and expects to incur substantial quarterly operating losses in the future. The Company's limited operating history makes the prediction of future operating results difficult if not impossible. Accordingly, although the Company experienced significant growth in revenue in the three-month period ended December 31, 1996, such growth should not be considered to be indicative of future revenue growth. Future operating results will depend on many factors, including the demand for the Company's products, the level of product and price competition, the ability of the Company to expand its existing and to create new distribution channels, and the ability of the Company to develop and market new products and control costs. There can be no assurance that the Company's revenue will grow or be sustained in future periods or that the Company will ever achieve profitability.

RESULTS OF OPERATIONS

 Revenue

  To date, substantially all of the Company's revenue has been derived from the sale of its MessageAlert products. Revenue consists of gross revenue less product returns. Revenue for the fiscal year ended September 30, 1996 increased to $308,067 from $9,333 for the fiscal year ended September 30, 1995. Revenue for the quarter ended December 31, 1996 increased to $396,294 from $4,903 for the quarter year ended December 31, 1995. Sales to RBOCs and LECs constituted 69% and 78% of revenue for the fiscal year ended September 30, 1996 and the quarter ended December 31, 1996, respectively. In addition, three customers accounted for 30%, 18% and 16% of sales in fiscal 1996, and 31%, 19% and 13% of sales in the quarter ended December 31, 1996.

 Cost of Sales

  Cost of sales consists primarily of the cost to manufacture the Company's products. Cost of sales increased to $428,112 in the fiscal year ended September 30, 1996 from $7,929 in the fiscal year ended September 30, 1995 and to $351,079 for the quarter ended December 31, 1996 from $2,775 for the quarter ended December 31, 1995. These increases were the result of increased sales of the Company's products.

 Research and Development

  Research and development expense consists principally of personnel costs, supply expenses and equipment depreciation. Research and development expense increased to $537,902 for the year ended September 30, 1996 from $159,163 for the year ended September 30, 1995. This increase was primarily the result of hiring additional engineers and outside consultants for product development. Research and development expense for the three-month period ended December 31, 1996 was $149,415, relatively unchanged from the three-month period ended December 31, 1995.

  The Company expects that research and development expenses will increase significantly in future quarters as the Company attempts to develop new products and enhance its current products. See "Use of Proceeds" and "Business--Research and Development."

 Sales and Marketing

  Sales and marketing expense consists primarily of personnel, consulting and travel costs and sales commissions related to the Company's sales and marketing efforts. Sales and marketing expenses increased to $549,916 for the year ended September 30, 1996 from $122,884 for the year ended September 30, 1995 and to $153,399 for the three-month period ended December 31, 1996 from $116,672 for the three-month period ended December 31, 1995. These increases were attributable primarily to the addition of sales and marketing personnel.

  The Company anticipates that sales and marketing expenses will increase significantly in future quarters as the Company hires additional sales personnel and attempts to expand its existing and create new distribution channels. See "Use of Proceeds" and "Business-Sales, Marketing and Distribution."

 General and Administrative

  General and administrative expense consists of general management and finance personnel costs, rent, telephone and legal expenses for the Company. General and administrative expenses increased to $440,089 for the year ended September 30, 1996 from $146,756 for the year ended September 30, 1995 and to $138,787 for the three-month period ended December 31, 1996 from $84,194 for the three-month period ended December 31, 1995. These increases were primarily the result of hiring additional personnel and the commencement of salary payments to certain founders who previously had not been paid salaries. The Company expects that it will need to hire additional accounting and financial personnel in order to support anticipated growth and comply with the reporting and investor relations obligations of a public company.

 Income Taxes

  There was no provision for federal or state income taxes in fiscal 1995 or 1996 or in the three month periods ended December 31, 1995 and 1996, as the Company incurred net operating losses. The Company expects to incur a net operating loss in future quarters and years. As of September 30, 1996, the Company had federal and state net operating loss carryforwards of approximately $1,800,000. The net loss carryforwards and credit forwards will expire in tax years 2003 and 2011, if not utilized. Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code of 1986, as amended (the "Code"), and similar state provisions. This Offering may result in such an ownership change for purposes of Section 382 of the Code. If an ownership change were to occur, net operating losses and credits could expire before utilization. For financial reporting purposes, deferred tax assets primarily related to the net operating carryforwards recognized under Financial Accounting Standard No. 109, "Accounting for Income Taxes," have been fully offset by a valuation allowance.

LIQUIDITY AND CAPITAL RESOURCES

  The Company has financed it operations to date primarily through private sales of equity and debt securities and a now expired bank line of credit for working capital. In the fiscal year ended September 30, 1996 and three-month period ended December 31, 1996, the Company's net cash used in operating activities equaled $2,034,658 and $325,754, respectively. The Company anticipates that it will have a negative cash flow from operating activities in future quarters and years.

  In March 1996, the Company completed the Bridge Financing which consisted of the sale of $850,000 principal amount of Bridge Notes bearing interest at an annual rate of 10% and warrants to purchase an aggregate of 425,000 shares of Common Stock. See "Capitalization--Bridge Financing." The net proceeds of the Bridge Financing of approximately $725,000 have been utilized by the Company to repay certain indebtedness and for working capital purposes including general and administrative expense and expenses of the Offering. The Company intends to repay the principal and accrued interest on the Bridge Notes with a portion of the proceeds of the Offering. See "Use of Proceeds." The Company will recognize a non-recurring charge of $231,000 representing the aggregate debt discount and debt issuance costs associated with the Bridge Financing at the time of repayment. See Note 7 of Notes to Financial Statements.

  From time to time, Mr. Paul F. DePond, President and Chief Executive Officer of the Company, has funded the Company's working capital requirements. In fiscal 1995, Mr. DePond made capital advances in the aggregate principal amount of $75,000 of which $50,000 in principal amount, but not the accrued interest thereon, was repaid through December 31, 1996 and the remaining $25,000 in principal amount and the remaining accrued interest thereon will be repaid upon the closing of the Offering. In February 1997, Mr. DePond advanced the Company $65,000 which amount, including accrued interest, was repaid upon the closing of the Bridge Financing. See "Use of Proceeds" and "Certain Relationships and Related Transactions."

  During the 12-month period following the Offering, the Company is committed to pay approximately $420,000 in compensation to its current executive officers. See "Management--Employment Contracts."

  The Company believes that the proceeds from the sale by the Company of the Units together with existing sources of liquidity will satisfy the Company's anticipated cash needs through at least the next 12 months. Thereafter, if cash generated from operations is insufficient to satisfy the Company's liquidity requirements, the Company may attempt to sell additional equity or convertible debt securities or obtain credit facilities. The sale of additional equity or convertible debt securities would result in additional dilution the Company's shareholders. There can be no assurance as to the availability or terms of any required additional financing, when and if needed. In the event that the Company fails to raise any funds it requires, it may be necessary for the Company to significantly curtail its activities or cease operations.

RELEASE OF ESCROW SECURITIES

  In the event any Escrow Securities owned by securityholders of the Company who are officers, directors, consultants or employees of the Company are released from escrow, compensation expense will be recorded for financial reporting purposes. Therefore, in the event the Company attains any of the earnings or stock price thresholds required for the release of the Escrow Securities, the release will be treated, for financial reporting purposes, as compensation expense of the Company. Accordingly, the Company will, in the event of the release of the Escrow Securities, recognize during the period that the earnings or stock price thresholds are met a substantial noncash charge to earnings that would increase the Company's loss or reduce or eliminate earnings, if any, at such time. The amount of this charge will be equal to the aggregate market price of such Escrow Securities at the time of release from escrow. Although the amount of compensation expense recognized by the Company will not affect the Company's total shareholders' equity or cash flow, it may have a depressive effect on the market price of the Company's securities. See "Principal Shareholders--Escrow Securities."

                                   BUSINESS

  The Company is engaged in the development, manufacture, marketing and sale of computer telephony products for the business, Small Office Home Office ("SOHO") and residential marketplaces. In recent years, the number of individuals and businesses relying on their telephone company service provider to provide them with services such as voice mail and CENTREX, a business-oriented service which eliminates the need for on-premise telephone switching equipment, has increased dramatically. The Company's products are designed to enhance the convenience and utility of these services by providing customers with features which are either not available or not included in standard service packages. The Company's MessageAlert product increases the timeliness and ease of message retrieval for voice mail subscribers by providing a visual indication that a message has been received. The Company's Centrex Auto Attendant product gives business and SOHO customers a cost-effective means of ensuring that incoming calls are properly routed even when a human attendant is not available.

INDUSTRY BACKGROUND

 Voice Mail

  In 1995, approximately 14 million residential and business customers received voice mail services from their telephone service provider. The number of customers subscribing to voice mail has increased at an annual rate of almost 20% since 1990. Residential voice mail subscribers typically pay their telephone service provider a monthly fee of $6 to $7 for voice mail services whereas business voice mail subscribers generally pay from $15 to $20. Because of its message management capabilities, reliability and remote access features, voice mail is a significant improvement over traditional telephone answering machines. However, voice mail subscribers know they have a message waiting only if they remember to pick up their telephone and listen for the distinctive stutter dial tone which indicates that a message has been received. As a result, messages are often received substantially later than if the blinking light of the traditional answering machine had been available. Telephone company voice mail product managers believe that the lack of a visual message waiting indicator is one of the major reasons that voice mail subscribers cancel their service. In a survey conducted by Pacific Bell, 83% of respondents stated that a voice mail indicator light either "enhanced" or "greatly enhanced" their voice mail service.

  Development of a visual indicator for telephone company provided voice mail was impeded by governmental regulation and shifting telephony standards. For many years, the Federal Communications Commission ("FCC") prohibited the use of any device which would take a telephone line "off-hook" for a purpose other than making a telephone call. As a result, it was illegal to sell a device which would sample a telephone line to determine if the stutter dial tone was present. In response to this restriction, the major domestic telephone companies in 1992 and 1993 adopted a signaling standard (known as "CLASS") which enabled a device which was attached to a telephone line to be alerted to the presence of a voice mail message without taking the line off-hook. In addition, in September 1995, the FCC issued a waiver to allow stutter tone detection devices to be attached to telephone lines. See "Business-- Governmental Regulation and Industry Standards." Despite these changes, the vast majority of subscribers to telephone company provided voice mail still do not receive a visual indication that they have a message waiting.

 The Notify Solution

  The Company's MessageAlert product remedies this deficiency in voice mail services by providing subscribers with a visual indication that a message has been received. The MessageAlert is a small, battery-operated Visual Message Waiting Indicator ("VMWI") which connects to a voice mail subscriber's telephone line between the telephone jack and the telephone. The MessageAlert is designed to work with either one or both of the signaling standards used by telephone companies to indicate that voice mail has been received. When the MessageAlert senses that a message has been received, its indicator light begins to blink. Once the message has been retrieved, the light turns off. The Company's believes the MessageAlert is the only battery operated VMWI compatible with both stutter and CLASS signaling on the market today.

  Stutter dial tone, a normal dial tone turned on and off intermittently, is still the most common signaling standard. This signal is initiated by a communication from the voice mail platform to the central office switch. If a subscriber has a message, the stutter dial tone is present; if there are no messages, the dial tone is normal. Stutter compatible VMWIs work by checking the telephone line whenever the customer completes a call and whenever a call is placed to the customer's number but not picked up. The VMWI turns its indicator light on or off based on the presence or absence of a stutter dial tone when it checks the line.

  CLASS signaling is emerging as a complement to, rather than a replacement for, stutter signaling. CLASS signals are low speed signals transmitted over the telephone line while the telephone is on hook. CLASS signals are used to support Caller-ID as well as voice mail. With CLASS signaling, the voice mail platform instructs the central office switch to notify the subscriber that they have a message. If the subscriber's telephone line is not in use, the CLASS signal is transmitted and picked up by the VMWI and the indicator light on the VMWI begins to blink. When the subscriber retrieves his messages, another CLASS signal is sent which causes the VMWI to cease blinking.

  Both stutter signaling and CLASS signaling have limitations. Implementing CLASS signaling often requires telephone companies to upgrade their switches and other elements of their network. In addition, a CLASS signal cannot be sent while the subscriber's phone is in use. If an attempt to transmit the CLASS signal to the subscriber's VMWI is unsuccessful because the subscriber's phone is in use, then the switch does not attempt to re-send the CLASS signal again for a period of time, often from two to four hours. As a result, a subscriber may not receive timely notification of messages received while they are on the phone.

  The stutter signal is deficient in two instances. First, if a subscriber picks up his messages remotely, the stutter signal will turn off but the VMWI's indicator light will stay on. Second, if a subscriber forwards a message to another subscriber, a common occurrence in the office context, the stutter signal will be implemented but the indicator light will not come on. Both these failures occur because the VMWI samples the line only after specified events; events which occur without the use of the subscriber's telephone do not trigger a sampling of the line. FCC regulations prohibit the sale or use of VMWIs which sample the line other than after the specific events described above.

  In order to overcome the deficiencies of stutter and CLASS signaling, the Company developed its MessageAlert product, a VMWI which is compatible with both standards. Combining stutter and CLASS signaling provides the advantages of both methods and eliminates the disadvantages of each. The stutter is immediate and never delayed, and CLASS signaling is not event driven. As a result, subscribers are ensured of timely notification of new messages. Notify believes it is the only company currently producing a battery-operated VMWI which is compatible with both stutter and CLASS signaling. The Company has filed a patent application covering the "MultiSense" technology which provides dual signalling capability to its MessageAlert product.

  The Company is working with certain Regional Bell Operating Companies ("RBOCs") and large Local Exchange Carriers ("LECs") to encourage the adoption of dual signaling as the standard for voice mail services. The Company estimates that currently 20% of voice mail subscribers are on systems which support both stutter and CLASS signaling with the remaining 80% on systems which support only stutter signaling. The Company expects that eventually all telephone companies will offer both CLASS and stutter signaling throughout their networks but that the migration to dual signaling will be slow because of the expense of upgrading switches to handle CLASS signaling.

  Nevertheless, the Company believes that products which support dual-signaling will have a significant competitive advantage even in telephone systems with limited or no support for CLASS signaling. Almost all RBOCs and large LECs have announced their intention to implement CLASS signaling. Most will do so on a piecemeal basis over a number of years. During that transition period, tracking which customers have dual signaling and which only have stutter signaling will be difficult for the telephone companies from both an administrative and a technical standpoint. Distributing dual signal VMWIs to all customers regardless of which signaling standard they are currently receiving would eliminate the need for such tracking as well as the need to upgrade customers' VMWIs when their switching is upgraded. The Company believes that when marketing to the RBOCs and LECs the ability to support dual signaling is a significant competitive advantage.

  The Company also believes the type of power source a VMWI uses is an important competitive feature. All of the Company's MessageAlert products are powered by batteries and can operate for over a year on one set of four "AA" batteries under normal operating conditions. Certain of the Company's competitors products require an AC power adapter. This approach is disadvantageous because telephones are often not located near power outlets and because the VMWI will cease to operate in the event of a power outage. Other competitors' products are powered by the current in the telephone line. While convenient, most large telephone companies disfavor this approach because such devices may adversely affect telephone service when they go off-hook to recharge their visual indicator circuit. In addition, a device connected to the public telephone network is not allowed under current FCC regulations to go off hook periodically for any reason other than to dial a number and use the network services.

 CENTREX

  Many businesses today rely on telephone company provided CENTREX services to handle their call processing needs rather than owning and maintaining their own telephone switches. CENTREX provides companies with most of the benefits of an internal system, such as call transferring, extension dialing, conference call capability and voice mail without the burdens of hardware ownership. There are currently over 10 million CENTREX lines in service in the United States approximately 35% of which are in small businesses.

  A major deficiency of CENTREX services for small businesses is that calls to a business' main or 800 number generally must be answered by a human attendant or they will go unanswered or be transferred into the business' general voice mail mailbox. For many small businesses, their main and 800 number are critical components of their operations yet they cannot afford to have a human attendant available at all times. These businesses need some way to ensure that all incoming calls are answered and properly routed. Some telephone companies have attempted to add auto-attendant features to their CENTREX services; such services have generally been expensive to purchase and cumbersome to install and maintain and, as result, have not been widely accepted. In addition, a number of companies offer computer-based systems; these also are expensive because of the need to dedicate a personal computer to answering the main or 800 number, and complicated to install and maintain.

 The Notify Solution

  The Company's Centrex Auto Attendant product responds to the needs of small businesses or work groups which require an automated method of ensuring that incoming calls are answered and properly routed. The Centrex Auto Attendant is attached to the business' main or 800 number line and functions as an automated substitute for a human receptionist. Incoming calls are answered by the Centrex Auto Attendant which plays a greeting and provides the caller with a set of options. These options can include transferring the caller to a particular department, extension or person, providing the caller with pre-recorded information (such as directions to the business), or providing the caller with another set of menu options. The caller responds to the Centrex Auto Attendant by pressing the buttons on his touch-tone phone. If the caller chooses to be transferred to a specific extension or person, the Centrex Auto Attendant works in conjunction with the business' CENTREX service to ensure that the call is properly transferred.

  The Centrex Auto Attendant was designed to give businesses a robust set of features typically found on more expensive PC-based systems without the complicated installation and configuration procedures typically associated with such systems. The Centrex Auto Attendant can answer a business' phone, play a greeting, provide a series of options to the caller, transfer the call to a specified extension and transfer the call to another set of menu options. Other features include multiple greetings for business hours and off business hours, a name directory, and extension dialing. The Centrex Auto Attendant also tracks a variety of call statistics, such as number of calls processed at different times of the day. A non-technical user can configure the Centrex Auto Attendant by simply responding to the interactive voice prompts which are imbedded in the system. Installation requires nothing more than plugging standard telephone lines into the product. The Company believes the Centrex Auto Attendant's suggested retail price of under $2,000 makes it a cost-effective solution to the call-processing needs of small business CENTREX users.

  The Company believes that its current Centrex Auto Attendant which has a port for one incoming telephone line can address the needs of most businesses with 2 to 19 telephone lines. In addition, the Company is developing models of the Centrex Auto Attendant with ports for two and four incoming lines to address the needs of businesses with up to 50 lines. See "Business--Research and Development."

BUSINESS STRATEGY

  The Company's goal is to become a leading supplier of computer telephony products to the business, SOHO, and residential marketplace. The Company's strategy for achieving this objective includes the following key elements:

 Position the MessageAlert as a "Bundled" Product

  The Company intends to encourage RBOCs and LECs to provide the Company's MessageAlert product to their customer as part of their voice mail service at no additional charge. The Company believes that recent reductions in its cost to manufacture its MessageAlert products will allow it to offer the products to RBOCs and LECs at price where the expected revenues from an increased retention rate for voice mail subscribers will be sufficient to justify bundling it with their voice mail services.

 Incorporate Proprietary Technology in New Products

  The Company believes the proprietary technology in its MessageAlert and Centrex Auto Attendant products can be leveraged to provide new and enhanced telephony products for the business and SOHO market. For example, the technology in the MessageAlert can be used to provide Caller-ID and call waiting Caller-ID and the architecture of the Centrex Auto Attendant can be expanded to support two or four incoming lines. The Company is also developing a product that will provide remote e-mail access via the telephone. See "Business--Research and Development."

 Develop Telephone Company and Related Distribution Channels

  The Company has established and is in the process of establishing OEM and joint marketing relationships with the RBOCs and large LECs for its MessageAlert product line. In addition, the Company believes that many of the RBOCs' and LECs' authorized resellers would also be appropriate resellers of its products. Though establishing these channels requires a substantial amount of up front time and effort, the Company believes that, if it is able to develop credibility in these channels, it will be able to use them to sell all of its products including its Centrex Auto Attendant and any future products.

 Expand into International Markets

  The Company believes there is a significant market for its products in European and Pacific Rim countries. Many of the telephone companies in these countries are just now introducing voice mail to their residential customers. By working with telephone companies as they begin implementation, the Company believes it can increase the possibility that its products will become a standard part of voice mail service in those countries. In addition, in those countries where CENTREX service is available or planned, the Company intends to use the telephone company, as well as other distributors, as a channel for its Centrex Auto Attendant product.

  The Company's strategy includes plans for substantial growth in 1997, which could place a significant strain on its limited personnel, financial, management and other resources. In order to manage its planned growth, the Company will need to significantly expand its product development and sales and marketing capabilities and personnel. In addition, the Company will need to adapt its financial planning, accounting systems and management structure to accommodate such growth if it occurs. A failure by the Company to properly anticipate or manage its growth, if any, could adversely affect its business, operating results and financial conditions. In the last quarter of fiscal 1996, the Company over-estimated its growth rate and, as a result, built-up excessive inventories of certain products and components. There can be no assurance that the Company will not experience similar or more severe difficulties in the future.

PRODUCTS

 MessageAlert

  Introduced in January 1996, the MessageAlert is the only battery powered stutter and CLASS compatible VMWI on the market. The Company has applied for a patent on the MultiSense Technology incorporated in it which enables it to work with both signaling standards. In addition the MessageAlert is the first VMWI to include Autosensing Line Voltage Calibration (ALVC). ALVC allows the MessageAlert to perform in a wide range of consumer environments by causing it to calibrate itself automatically to whatever voltage is present on the telephone line. This adaptability reduces the likelihood that a customer will need telephone company support to install the product. The MessageAlert is marketed by the Company and certain telephone companies under the name "MessageAlert" and by certain other telephone companies under their own names. In addition, the Company markets a version of the MessageAlert, "MessageAlert PBX," which is specifically adapted for PBX environments.

  Below is a table listing certain features of the MessageAlert and the benefits the Company believes those features bring to customers and telephone companies:
-------------------------------------------------------------------------------

  FEATURES    CUSTOMER BENEFIT                     TELEPHONE COMPANY BENEFIT
--------------------------------------------------------------------------------------
  MultiSense  Reliable indication of messages      Customers use service more
   Detection
--------------------------------------------------------------------------------------
  Autosense   Reliability                          Works in almost all environments
   line
   voltage
--------------------------------------------------------------------------------------
  Battery     No AC adapter--no need for an outlet Easy acceptance by the customer
   Power      Less desktop cabling mess
--------------------------------------------------------------------------------------
  Low Cost    Easily affordable                    Quicker, broader market penetration
--------------------------------------------------------------------------------------
  Attractive  Pleasing to have in living or work   Provides a physical presence
   Design     areas                                including "brand" name
--------------------------------------------------------------------------------------
  Post-it(R)  Added functionality                  Opportunities for pad-based
   Notes                                           promotions
   Holder
--------------------------------------------------------------------------------------

 Centrex Auto Attendant

  The Centrex Auto Attendant is a stand-alone unit which provides the CENTREX customer with automatic call answer and transfer capability 24 hours a day. The Centrex Auto Attendant provides nine minutes of recorded announcement time, special after hours or holiday announcements, and nine main menu items. Each main menu item supports nine selections which can be either a transfer to telephone number or announcement. The Centrex Auto Attendant also provides extension dialing, name directory services, call statistics and operator assistance. The unit has a battery back-up that will last up to three days. The Centrex Auto Attendant is programmable by a local or remote touch tone telephone and has password protection for all administrative programming. The current Centrex Auto Attendant model supports one incoming CENTREX line. Multiple units may be used for multiple inbound lines. Future models of the Centrex Auto Attendant will support two and four lines.

  Below is a table listing certain features of the Centrex Auto Attendant and the benefits the Company believes those features bring to customers and telephone companies.

-------------------------------------------------------------------------------

  FEATURES     CUSTOMER BENEFIT                       TELEPHONE COMPANY BENEFIT
-----------------------------------------------------------------------------------------
  Works in a   Enhances their CENTREX service         Increased CENTREX customer
  CENTREX                                             retention
  Environment
-----------------------------------------------------------------------------------------
  Two Levels   More efficient call routing            Works for different size businesses
   of Menus
-----------------------------------------------------------------------------------------
  Name         More flexible call processing          Competitive feature for CENTREX
  Director &                                          competing against PBX
  Extension
  Dialing
-----------------------------------------------------------------------------------------
  Daily Call   Allows tracking of call volumes, types Statistics can be used to justify
   Statistics  of calls, etc.                         additional CENTREX trunk lines
-----------------------------------------------------------------------------------------
  Voice        Easy to configure                      Reduces customer support
   Prompts
   for Set-up
-----------------------------------------------------------------------------------------
  Large        Allows for 9 minutes of recording      Provides solution for a range of
   Memory      time of information                    business applications
   Capacity
-----------------------------------------------------------------------------------------
  72 Hour      Saves all configuration info during    Reduces customer support and
   Battery     power failure                          enhances CENTREX reliability
   Back-up
-----------------------------------------------------------------------------------------
  System       Simple disaster recovery or            Reduces customer support and
  Copy/Back-   duplication of system                  enhances CENTREX reliability
  up
  (optional)
-----------------------------------------------------------------------------------------

  To date, the Company has received only limited revenue from the sale of its products. While the Company believes that its products are commercially viable, developing products for the consumer and business marketplaces is inherently difficult and uncertain. The Company does not believe its sales to date are sufficient to determine whether or not there is meaningful consumer or business demand for its products. The Company intends to devote a significant portion of the proceeds of the Offering to its sales and marketing efforts and to promote consumer and business interest in its products. There can be no assurance that such efforts will be successful or that significant market demand for the Company's products will ever develop.

  In order to reduce the manufacturing costs, limit the power consumption and otherwise enhance the operation of its products, the Company has from time to time redesigned its products. The Company expects that in the future it will engage in similar redesigns of its products. In addition, the Company is in the process of developing new, similarly complex products. Though the Company extensively tests its products before marketing them, any new, redesigned or current product may contain a design flaw which is undetected by the Company's testing procedures. For example, in August 1996, the Company recalled 6,500 of an earlier version of its MessageAlert product as a result of a design flaw and, in November 1996, the Company recalled 14,000 of its MessageAlert product also as a result of a design flaw. The direct cost to re-work and repair the defective products in these instances was approximately $29,000 and $13,000, respectively. In addition, the Company relies on subcontractors to manufacture and assemble its products. Though the Company has quality control procedures designed to detect manufacturing errors, there can be no assurance that the Company will identify all defective products. The Company believes that reliable operation will be an important purchase consideration for both its consumer and business customers. A failure by the Company to detect and prevent a design flaw or a widespread product defect could materially adversely affect the sales of the affected product and the Company's other products and materially adversely affect the Company's business, financial condition and operating results.

SALES, MARKETING AND DISTRIBUTION

  The Company's domestic and international marketing and sales activities for the MessageAlert to date have been focused on direct sales to large telephone companies. The MessageAlert is being either private labeled or joint marketed by GTE Communication Systems Corporation, Pacific Bell, BellSouth Corporation, Century Telephone Enterprises Inc., Commonwealth Telephone Company, Puerto Rico Telephone Company, Standard Telephone Company and Aliant Communications, Inc. Except with respect to Pacific Bell, the Company's relationship with these companies has not been reduced to a formal agreement or contract and none of these companies is obligated to purchase any product from the Company. The Company manufactures product based on purchase orders and forecasts of purchases received from RBOCs and LECs. The Company believes large telephone companies typically do business in this manner and does not intend to seek long-term contractual commitments from its telephone company customers.

  Qualifying its product and developing the marketing relationships necessary to enter into the foregoing relationships took substantially longer than the Company originally anticipated. RBOCs and LECs tend to be hierarchical organizations characterized by distributed decision-making authority and an institutional reluctance to take risks. As a result, selling a product to or entering into a marketing relationship with an RBOC or LEC is generally a lengthy process. The Company believes its success, if any, will be largely dependent on its ability to either sell its products to or enter into joint marketing arrangements with the RBOCs and LECs. In particular, the Company believes that its MessageAlert product can be sold profitably only if it is sold to or in conjunction with the RBOCs and LECs. A failure by the Company to develop significantly enhanced relationships with the RBOCs and LECs would have a materially adverse effect on the Company's business and operating results.

  The Company is marketing the Centrex Auto Attendant to the same group of large telephone companies it has targeted for the MessageAlert product. The Company believes that having established itself as a qualified supplier or joint marketing partner with respect to the MessageAlert product will help shorten the sales cycle with respect to the Centrex Auto Attendant. In particular, the Company believes the Centrex Auto Attendant and the MessageAlert product can be marketed together by the telephone companies to the business and SOHO market.

  The Company is also in the process of establishing an authorized reseller program for the Centrex Auto Attendant and MessageAlert products. Throughout the United States, there are several hundred authorized resellers of the RBOCs' and LECs' products and services. The Company intends to select those authorized resellers which are focused on selling CENTREX services and recruit them as the Company's authorized resellers. The Company expects to use a portion of the proceeds of the Offering to hire regional sales managers to recruit and manage these authorized resellers. Because the Company's marketing efforts have been largely focused on the RBOCs and LECs, its management has had only limited experience in selling the Company's products through other channels. There can be no assurance that the Company will be able to implement its marketing and distribution program or that any marketing efforts undertaken by or on behalf of the Company will be successful.

  The Company is marketing its products outside North America by using sales representatives from various countries. The Company has entered into a sales representative agreement covering France and another covering the United Kingdom, Germany, Netherlands, Spain, Sweden, and Switzerland.

TECHNICAL AND MARKETING SUPPORT

  The Company has developed product collateral and marketing programs for the Centrex Auto Attendant and MessageAlert products. The Company intends to use a portion of the proceeds of the Offering to expand its ongoing marketing programs. These marketing programs will include augmentation of collateral material, advertising and trade shows, supplemented with public relations campaigns. The Company intends to establish channel marketing programs consisting of collateral material, training and incentive programs for the reseller sales force.

  The Company provides back-up technical support to large telephone companies and resellers. All technical support is performed by the Company's support personnel. In the future, the Company's support organization will provide both sales and technical support. Sales support consists of sales and marketing training at the Company's home office training facility for its own sales force and those of authorized resellers.

RESEARCH AND DEVELOPMENT

  Since its inception, the Company has devoted substantial resources to research and product development. The Company has had limited internal engineering resources and uses contract engineering resources for a significant portion of its research and development. The Company believes that its future depends significantly on its ability to continue to enhance its existing products and to develop new products, and the Company intends to use a substantial portion of the proceeds of the Offering for research and development. The Company's research and development efforts will be focused in four areas: cost reduction and feature enhancement of the MessageAlert product; the enhancement of the Centrex Auto Attendant platform to handle two- and four-port trunk line connections; expansion of the MessageAlert architecture to create a combination Caller-ID/visual message waiting indicator product; and completion of a remote telephone access to e-mail product. See "Use of Proceeds."

MANUFACTURING

  The Company primarily uses domestic contract manufacturing to minimize resources devoted to manufacturing and to maximum flexibility and response time. At times, the Company uses offshore turnkey manufacturing when production volume makes it a cost-effective alternative. To the extent possible, the Company uses standards parts and components for its products although certain components are custom designed and/ or are available only from a single source or limited sources.

  The Company currently tests 100% of its products before shipping. It expects to implement a sample testing program once a statistically sufficient history has been established with respect to each of its manufacturing sources. The MessageAlert and Centrex Auto Attendant products each have one-year replacement warranties.

  Certain key components used in the Company's products are currently available only from single or limited sources. The Company does not have long term supply contracts with these or any other component vendors and purchases all of its components on a purchase order basis. No assurance can be given that component shortages will not occur or that the Company will be able to obtain the components it needs in a timely manner and on a commercially reasonable basis. In particular, the application specific integrated circuit
(ASIC) which forms the core of the Company's MessageAlert product is manufactured only by Microchip Technology, Inc. From time to time, the semiconductor industry has experienced extreme supply constraints. An inability of the Company to obtain sufficient quantities of ASICs from Microchip Technology, Inc. would have a materially adverse effect on the Company's business and operating results.

  The Company subcontracts the manufacture of its board level assemblies to third parties, and there can be no assurance that these subcontractors will be able to support the manufacturing requirements of the Company. An inability to obtain sufficient quantities of source components or subassemblies, or to develop alternative sources as required in the future, could result in delays or reductions in product shipments or could force the Company to redesign its products, either of which could materially adversely effect the Company's business and operating results.

GOVERNMENTAL REGULATION AND INDUSTRY STANDARDS

  The Company's products must comply with a variety of regulations and standards including regulations and standards set by the Federal Communications Commission, Underwriters Laboratories, National Registered Testing Laboratories, and Bell Communications Research. As the Company enters international markets it will be required to comply with whatever governmental regulations and industry standards exist in those markets. In addition, the U.S. telecommunications market is evolving rapidly in part due to recently enacted laws revamping the telecommunications regulatory structure. Additional legislative or regulatory changes are possible. A failure by the Company to comply with existing regulations and standards or to adapt to new regulations and standards could have a material adverse effect on the Company's business and operating results.

COMPETITION

  The Company currently has several direct competitors in the market for VMWIs. Voicewaves, Inc. produces VoiceLite, a line-powered, stutter tone only VMWI. The Company believes that the product does not have FCC approval and is not marketed or resold by any large telephone company. Consumerware, Inc. produces VoiceMail Lite, a battery powered, stutter tone only VMWI. The Company believes the retail store unit of Southwestern Bell Communications is the only telephone company which markets the VoiceMail Lite. SNI Innovation, Inc. produces VisuAlert, a dual standard VMWI which requires an AC adapter. The Company believes that no large telephone company is reselling or marketing the VisuAlert product. AASTRA TELECOM of Canada produces Call Answer Lite, a dual standard VMWI which requires an AC Adapter. The Company believes that no domestic large telephone company is reselling or marketing the Call Answer Lite product but that Aastra does have a marketing agreement with Bell Canada. The Company believes competition in the VMWI market is based on support of signaling standards, type of power source, other features, price and quality. The Company believes it competes favorably with respect to all of these factors.

  Certain manufacturers of competing VMWI products have greater financial, technical and marketing resources than the Company. In addition, there are several companies with substantially greater technical, financial and marketing resources than the Company which could produce competing products. These companies include telephone equipment manufacturers such as CIDCO Incorporated, Intelidata, Inc., Northern Telecom Limited, and Lucent Technologies Inc.

  The Company has two known direct competitors in the market for auto-attendant products. Both Bogen Communications and Cobotyx Corporation, Inc. produce auto-attendant products which have basic call answering and call routing features but are missing features such as multiple levels of menus, pre-recorded system prompts, interactive voice response for configuration, name directory functionality and call statistics. The Company believes competition in the autoattendant market is based on features (including ease of use, availability of a name directory, amount of recording time and number of menu levels), price and quality. The Company believes it competes favorably with respect to all of these factors.

  The Company also faces indirect competition from manufacturers of PC-based call management systems. These systems are designed to provide voice mail capability, auto-attendant features, and CENTREX-style functionality on a PC platform. Such systems are typically significantly more expensive than the Centrex Auto Attendant with prices ranging from $5,000 and up. The cost of such systems is based on the price of the PC and whatever additional hardware and software is required. There are many companies that provide PC-based call management systems including Active Voice Corporation, Altigen Communications, and Voice Systems Research, Inc. The Company believes that by combining its Centrex Auto Attendant with a purchase of CENTREX services, a business can achieve similar or better call management services than from a PC-based system at a substantially lower upfront cost.

  The Company expects that to the extent that the market for either of its products develops, competition will intensify and new competitors will enter the market. There can be no assurance that the Company will be able to compete successfully against existing and new competitors as the market for its products evolves and the level of competition increases. A failure to compete successfully against existing and new competitors would have a materially adverse effect upon the Company's business and results of operations.

PROPRIETARY RIGHTS

  The Company relies on a combination of patent, trade secret, copyright and trademark law, nondisclosure agreements and technical measures to establish and protect its proprietary right in its products. The Company has a design patent issued on the MessageAlert design. The MessageAlert design is unique in that it provides a visual message waiting indicator light packaged in the form of a 3M Post-it(R) Note holder. In addition, the Company filed a patent application in July 1996 relating to the MultiSense technology used in the MessageAlert product. The Company's MultiSense technology automatically detects and reacts to either stutter or CLASS signaling. The Company intends to continue to apply for patents, as appropriate, for its future technologies and products.

  There are few barriers to entry into the market for the Company's products, and there can be no assurance that any patents applied for by the Company will be granted or that the scope of the Company's patent or any patents granted in the future will be broad enough to protect against the use of similar technologies by the Company's competitors. There can be no assurance, therefore, that any of the Company's competitors, some of whom have far greater resources than the Company, will not independently develop technologies that are substantially equivalent or superior to the Company's technology. Further, the Company intends to distribute its products in a number of foreign countries. The laws of those countries may not protect the Company's proprietary rights to the same extent as the laws of the United States.

  The Company may be involved from time to time in litigation to determine the enforceability, scope and validity of any proprietary rights of the Company or of third parties asserting infringement claims against the Company. Any such litigation could result in substantial costs to the Company and diversion of efforts by the Company's management and technical personnel. In particular, the Company is aware that a manufacturer of computer telephony products has filed a patent application purporting to cover any device which electronically detects stutter dial tone signaling. The Company expects that the patent will be issued and believes that the manufacturer may assert that the Company's MessageAlert product infringes upon the patent. If the patent is issued and such an assertion is made, the Company intends to challenge either the validity of the patent or its application to the MessageAlert product or enter into a licensing agreement with the patent holder. There can be no assurance that the Company will be able to challenge the patent successfully or enter into a licensing arrangement on commercially reasonable terms. A failure of the Company to challenge the patent successfully or enter into a licensing arrangement, would, in all probability, force the Company to cease selling the MessageAlert product and would have a materially adverse affect on the Company's business, financial condition and results of operation. In addition, the expense associated even with a successful challenge to the patent or a licensing arrangement could have a materially adverse affect on the Company's business, financial condition and results of operations.

EMPLOYEES

  As of March 1, 1997, the Company employed 12 persons of whom two were engaged in research and development, two in manufacturing, five in sales, marketing, and customer support, and three in general administration and finance. During the first year following completion of the Offering, the Company contemplates increasing its staff at a pace consistent with the Company's business and growth. None of the Company's employees are currently represented by a labor union. The Company considers its relations with its employees to be good.

  The Company's success, if any, will be dependent on its ability to attract and retain highly skilled technical personnel as well as marketing and sales personnel. If the Company is unable to hire the necessary personnel, the development of new products and enhancements to current products would likely be delayed or prevented. Competition for highly-skilled technical, managerial, sales, and marketing personnel is intense. There can be no assurance that the Company will be successful in retaining its key personnel and in attracting and retaining the personnel it requires for expansion.

FACILITIES

  The Company's principal executive offices are located at 1054 South DeAnza Boulevard, Suite 105, San Jose, California 95129. The facilities consist of approximately 3,500 square feet of office space pursuant to a lease that expires March 31, 1999. The Company will either renew its lease and acquire more space if available or enter into a lease for new premises in the local area.

LEGAL PROCEEDINGS

  The Company is not a party to any litigation.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers and directors of the Company, and their ages as of March 1, 1997, are as follows:

NAME                     AGE POSITION
----                     --- --------
Paul F. DePond(1).......  43 President, Chief Executive Officer and Chairman of the Board of Directors
Gaylan I. Larson........  56 Vice President of Operations and Director
Gerald W. Rice..........  49 Chief Financial Officer and Secretary
David P. Yewell.........  51 Vice President of Sales and Marketing
Michael Ballard(1)(2)...  42 Director
Barry Bellue(1).........  54 Director
Michael Smith(2)........  50 Director

--------
(1) Member of Compensation Committee
(2) Member of Audit Committee

  PAUL F. DEPOND, founder of the Company, has served as its President, Chief Executive Officer and Chairman of the Board of Directors since the Company's inception in August 1994. From September 1992 through May 1994, Mr. DePond served as Vice President--Corporate Marketing of Telebit Corporation, a supplier of high speed modems and dialup remote access products. From January 1991 through September 1992, Mr. DePond served as Vice President, Marketing, of Alantec Corporation, a manufacturer of networking products. Mr. DePond received a B.S. in Electrical Engineering and Computer Engineering in 1979, and an M.A. in Computer Science in 1980, each from the University of Michigan at Ann Arbor.

  GERALD W. RICE has served as Chief Financial Officer and Secretary of the Company since August 1994. From November 1993 to June 1996, he owned Comprehensive Business Services, a financial services company franchise. From April 1992 to April 1993, Mr. Rice served as Controller at Surface Science Instruments, a manufacturer of capital equipment for surface chemical analysis. From June 1990 to April 1992 Mr. Rice was Vice President of Finance and Secretary of Applied Dielectrics, a manufacturer of microwave circuit boards. Mr. Rice received an A.A. from Ohlone Community College in 1969 and a B.A. in Accounting from California State College of Stanislaus in 1971.

  GAYLAN I. LARSON has served as Vice President of Operations and as a Director of the Company since August 1994. From January 1991 to August 1994, Mr. Larson was Chief Operating Officer of SportSense, Inc., a manufacturer of golf training equipment. Prior to SportSense, Mr. Larson served as General Manager of the Data Systems Division of Hewlett-Packard Company, a company with which he had an 18 year relationship. Mr. Larson received an A.A. from Sacramento Junior College in 1959, a B.S. in Electrical Engineering from University of California, Berkeley in 1961, and a M.S.E.E. in Engineering from Newark College of Engineering in 1965.

  DAVID P. YEWELL has served as Vice President of Sales and Marketing of the Company since January 1996. From April 1994 through May 1994, Mr. Yewell was Vice President of Marketing at PictureTel, a video conferencing company. From July 1968 through June 1993, Mr. Yewell served in several capacities at Hewlett-Packard Company, most recently as Director of Financial Services Marketing. Mr. Yewell received a B.S. in Electrical Engineering in 1967 and a M.A. in Electrical Engineering in 1968, both from Cornell University.

  BARRY BELLUE has served as a director of the Company since August 1995. Since January 1996, Mr. Bellue has been the Chief Executive Officer of Thinkstream, Inc., an imaging software company. From October 1993 to January 1995, Mr. Bellue served as Vice President of Symantec Corporation. From December 1986 to October 1993, Mr. Bellue served as Chief Executive Officer of Fifth Generation Systems, a security and data management software company. Mr. Bellue received his B.S. in Accounting in 1965 from Southeastern University, and his M.A. of Divinity from Southern Seminary in 1978.

  MICHAEL BALLARD has served as a director of the Company since January 1996. From May 1995 to October 1996, Mr. Ballard served as Executive Vice President--Marketing of Telebit Corporation. From June 1993 to September 1994, Mr. Ballard served as Chief of Operations of UUNet, Inc., an internet service provider. From January 1986 to May 1993, Mr. Ballard served as Chief Executive Officer of Telebit Corporation. Mr. Ballard has also been a product director of Cisco Systems since October 1996. Mr. Ballard received his B.F.A. in 1978 from the University of Utah.

  MICHAEL SMITH has served as a director of the Company since February 1996. Since 1970, Mr. Smith has been the President and owner of COMAC, a literature and product fulfillment company. Mr. Smith attended San Jose State University from 1964 through 1969.

  All directors are elected annually and serve until the next annual meeting of shareholders or until the election and qualification of their successors. All executive officers serve at the discretion of the Board of Directors. There are no family relationships between any of the directors or executive officers of the Company.

  The Company's success, if any, will be dependent to a significant extent upon certain key management employees, including Messrs. DePond and Larson. The Company has applied for 3-year key-man term life insurance on each of Messrs. DePond and Larson in the amount of $2 million and has entered into employment agreements with them and with Messrs. Rice and Yewell. See "Employment Contracts."

DIRECTOR COMPENSATION

  Members of the Company's Board of Directors do not receive compensation for their services as directors.

EXECUTIVE COMPENSATION

  The following table sets forth information concerning the compensation awarded to, earned by, or paid for services rendered to the Company in all capacities during the fiscal year ended September 30, 1996, by (i) the Company's Chief Executive Officer and (ii) the Company's most highly compensated executive officers whose salary and bonus for such year exceeded $100,000 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                        LONG-TERM
                                                       COMPENSATION
                                                       ------------
                                                          AWARDS
                                                       ------------
                                 FISCAL 1996
                             ANNUAL COMPENSATION        SECURITIES
                             -------------------------- UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION   SALARY        BONUS ($)  OPTIONS (#)  COMPENSATION(1)
---------------------------  -----------    ----------------------- ---------------
Paul F. DePond...........        100,385            --      --          $7,146
  President and Chief
   Executive Officer
David P. Yewell..........        101,345(2)         --      --           1,987
  Vice President of Sales
   and Marketing

--------
(1) Consists of health insurance premiums paid by the Company.
(2) Includes amounts paid as consulting fees.

STOCK OPTION PLAN

  The Company's 1997 Stock Option Plan (the "Stock Option Plan") provides for the granting to employees of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and for the granting to employees and consultants of nonstatutory stock options and stock purchase rights ("SPRs"). The Stock Option Plan was approved by the Board of Directors and the shareholders in January 1997. Unless terminated sooner, the Stock Option Plan will terminate automatically in January 2007. A total of 200,000 shares of Common Stock are currently reserved for issuance pursuant to the Stock Option Plan.

  The Stock Option Plan may be administered by the Board of Directors or a committee of the Board (the "Committee"), which Committee shall, in the case of options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, consist of two or more "outside directors" within the meaning of Section 162(m) of the Code. The exercise price of incentive stock options must be at least equal to the fair market value of the Company's Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the Stock Option Plan is determined by the Committee, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of
Section 162(m) of the Code, the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the Stock Option Plan may not exceed ten years.

  The Stock Option Plan provides that in the event of a merger of the Company with or into another corporation, a sale of substantially all of the Company's assets or a like transaction involving the Company, each option shall be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted as described in the preceding sentence, the Committee shall provide for the Optionee to have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option or SPR exercisable in full in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option or SPR will terminate upon the expiration of such period.

EMPLOYMENT CONTRACTS

  In December 1996, the Company entered into an employment agreement with Paul DePond, the Company's President and Chief Executive Officer. The agreement automatically terminates on December 31, 1998, unless the Company undergoes a change of control, in which case the agreement is extended until 24 months after such change in control. The agreement provides for a base salary of $120,000, which increases to $150,000 thirteen months following the Offering, and a $50,000 bonus contingent on the Company's attainment of certain performance milestones.

  In the event that the Company terminates Mr. DePond without cause following a change in control, Mr. DePond is entitled to receive severance compensation equal to a continuation of his salary for a period of eighteen (18) months. In the event that the Company terminates Mr. DePond without cause apart from a change of control, Mr. DePond is entitled to receive severance compensation equal to a continuation of his salary for a period of twelve (12) months. Mr. DePond is not entitled to severance compensation in the event of a termination for cause or voluntary resignation. In the event of a termination due to disability, Mr. DePond is entitled to receive only those severance or disability benefits as are established under the Company's then existing severance and benefits plans and policies.

  In December 1996, the Company entered into employment agreements with Mr. Larson, the Company's Vice President of Operations and Mr. Rice, the Company's Chief Financial Officer. The agreements automatically terminate on December 31, 1998, unless the Company undergoes a change of control, in which case the agreements are extended until twenty-four (24) months after such change in control. The agreements provide for base salaries of $115,000 and $95,000 for Messrs. Larson and Rice, respectively. Under the agreements, Messrs. Larson and Rice are eligible to receive annual bonuses based on an earnings target approved by the board of directors of the Company.

  In the event that the Company terminates Messrs. Larson or Rice without cause following a change in control, the terminated officer is entitled to receive severance compensation equal to a continuation of his salary for a period of twelve (12) months. In the event that the Company terminates Messrs. Larson or Rice without cause apart from a change of control, the terminated officer is entitled to receive severance compensation equal to a continuation of his salary for a period of six (6) months. Messrs Larson and Rice are not entitled to severance compensation in the event of a termination for cause or voluntary resignation. In the event of a termination due to disability, the terminated officer is entitled to receive only those severance or disability benefits as are established under the Company's then existing severance and benefits plans and policies.

  In December 1996, the Company entered into an employment agreement with Mr. Yewell, the Company's Vice President of Sales and Marketing. The agreement automatically terminates on December 31, 1997, unless the Company undergoes a change of control, in which case the agreement is extended until twenty-four
(24) months after such change in control. The agreement provides for a base salary of $90,000. Under the agreement, Mr. Yewell is eligible to receive a commission based on a fixed percentage of quarterly sales figures in the event of the achievement of certain sales milestones.

  In the event that the Company terminates Mr. Yewell without cause following a change in control, then Mr. Yewell is entitled to receive severance compensation equal to a continuation of his salary for a period of twelve (12) months. In the event that the Company terminates Mr. Yewell without cause apart from a change of control, Mr. Yewell is entitled to receive severance compensation equal to a continuation of his salary for a period of three (3) months. Mr. Yewell is not entitled to severance compensation in the event of a termination for cause or voluntary resignation. If Mr. Yewell is terminated due to disability, then Mr. Yewell is entitled to receive only those severance or disability benefits as are established under the Company's then existing severance and benefits plans and policies.

  The foregoing agreements define a "change in control" as (i) the acquisition of more than 30% of the voting securities of the Company by any person or group; (ii) a change in a majority of the board of directors of the Company occurring within a two-year period; or (iii) the approval by the shareholders of the Company of a transaction which would result in a transfer of more than 50% of the Company's voting power. The agreements define "cause" as an act of dishonesty in connection with employment; a conviction of a felony which will detrimentally affect the Company's reputation or business; willful and gross misconduct injurious to the Company; and continued and willful failure to perform duties. The agreements define "disability" as the inability to perform duties under the agreement due to mental or physical illness determined to be total and permanent by a physician.

INDEMNIFICATION OF DIRECTORS AND OFFICERS AND RELATED MATTERS

  The Company has adopted provisions in its Articles of Incorporation that eliminate the personal liability of its directors for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Company to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or recision.

  The Company's bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by California law. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

  At present, there is no pending material litigation or proceeding involving a director or officer of the Company where indemnification may be required or permitted. The Company is not aware of any threatened material litigation or proceeding which may result in a claim for such indemnification.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that it is the opinion of the Commission that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company was founded in August 1994 by Paul DePond and David Welling as co-founders. Mr. DePond is President, Chief Executive Officer and Chairman of the Board of Directors of the Company, and Mr. Welling is a consultant to the Company. In August 1994, the Company issued to Mr. DePond 550,000 shares of its Series A Preferred Stock (convertible into 108,909 shares of Common Stock) for an aggregate purchase price of $55,000, and to Mr. Welling 450,000 shares of its Series A Preferred Stock (convertible into 89,108 shares of Common Stock) for an aggregate purchase price of $45,000. Also in August 1994 the Company issued to Mr. DePond 198,019 shares of Common Stock for an aggregate purchase price of $10,000 and to Mr. Welling 108,910 shares of Common Stock for an aggregate purchase price of $5,500.

  In November 1994, as a part of a larger sale of common stock to employees, the Company issued to Mr. DePond 99,009 shares of Common Stock for an aggregate purchase price of $5,000.

  At various times in February and March 1995, the Company sold to Mr. DePond convertible promissory notes with an aggregate principal amount of $75,000 bearing interest rates of 10% per annum and warrants to purchase 74,257 shares of common stock of the Company at an exercise price of $1.01 per share for an aggregate purchase price of $75,000. At various times between November 1995 and October 1996, the Company made payments on the notes totaling $50,000.

  In October 1995, the Company issued and sold a total of 3,500,000 shares of its Series B Preferred Stock (convertible into 693,069 shares of Common Stock) at a purchase price of $0.50 per share. The purchasers of the Series B Preferred Stock included three directors of the Company, Michael Ballard, Barry Bellue and Michael Smith each of whom purchased 200,000 shares (convertible into 39,603 shares of Common Stock).

  In July 1996, pursuant to a Note Purchase Agreement, the Company issued convertible promissory notes (the "Convertible Shareholder Notes") and warrants to purchase shares of the Company's Common Stock for an aggregate purchase price of $932,125. The Convertible Shareholder Notes accrued interest at a rate of 8% per annum and were convertible into equity of the Company. Mr. Ballard, a director of the Company, purchased a Convertible Shareholder Note in the principal amount of $100,000 and the accompanying warrants for aggregate consideration of $100,000. In January 1997 in connection with a restructuring of the Convertible Shareholder Notes, Mr. Ballard converted his note into 21,978 shares of Common Stock and exchanged his warrant for a warrant to purchase 6,593 shares of Common Stock at a price of $0.25 per share. See, "Capitalization--Restructuring."

  In February 1997, the Company issued to Mr. DePond a 10% subordinated promissory note with principal amount of $65,000 and warrants to purchase 11,535 shares of the Company's Common Stock at a price per share of $3.00 for an aggregate purchase price of $65,000. The promissory note was repaid with a portion of the proceeds from the Bridge Financing.

  In March 1997, the Company issued and sold 17 bridge units ("Bridge Units") at $50,000 per unit. Each Bridge Unit consisted of a one-year $50,000 promissory note bearing 10% interest and warrants to purchase 25,000 shares of Common Stock at a purchase price of $3.00 per share. The warrants automatically convert into Class A Warrants upon the closing of the Offering, and the promissory notes become due upon the earlier of March 11, 1998 or closing of the Offering. Paul DePond purchased one Bridge Unit in the Bridge Financing. See "Capitalization--Bridge Financing."

  The Company has an ongoing business relationship with COMAC, a literature and product fulfillment company owned by Michael Smith, its president and a director of the Company. In fiscal year 1996, the Company paid to COMAC $4,349 in fees. In the first quarter of fiscal year 1997, the Company paid to COMAC $10,332 in fees.

  The Company has entered into two-year employment agreements with Messrs. DePond, Larson and Rice, the terms of which call for base salaries of $120,000, $115,000 and $95,000 per annum, respectively. Additionally, the Company has entered into a one-year employment agreement with Mr. Yewell, the terms of which call for a base salary of $90,000 per annum. See "Management-- Employment Contracts."

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of December 31, 1996, and as adjusted to reflect the sale of shares offered by this Prospectus, (i) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) by each of the Named Executive Officers, (iii) by each of the Company's directors, and (iv) by all directors and executive officers as a group. The Company believes that the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

                                                                 PERCENTAGE
                                                    SHARES    -----------------
                                                 BENEFICIALLY PRIOR TO  AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER               OWNED(1)   OFFERING OFFERING
------------------------------------             ------------ -------- --------
Paul F. DePond(2)...............................   491,731      23.9     14.2
Gaylan I. Larson................................   198,019      10.0      5.9
David Welling...................................   138,200       7.0      4.1
 20 Shoshone Place
 Portola Valley, CA 94028
SIPPL MacDonald Ventures, L.P.(3)...............   108,539       5.5      3.2
 5 Elder Court
 Menlo Park, CA 94025
Bayview Investors(4)............................   108,154       5.5      3.2
 555 California Street
 San Francisco, CA 94104
David P. Yewell.................................    46,534       2.4      1.4
Michael Ballard(5)..............................    68,935       3.5      2.0
Barry Bellue....................................    46,533       2.4      1.4
Michael Smith(6)................................    54,269       2.7      1.6
All directors and executive officers as a group
 (6 persons)....................................   906,021      48.7     29.2

--------
*  Less than 1%.
(1) Applicable percentage of ownership is based on 1,974,936 shares of Common Stock outstanding as of March 1, 1997 together with applicable options for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to warrants currently exercisable or exercisable within 60 days after March 1, 1997 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other stockholder.
(2) Includes 85,792 shares issuable upon exercise of currently exercisable warrants. Does not include 25,000 shares issuable upon exercise of Selling Securityholder Warrants acquired in the Bridge Financing. See "Concurrent Securities Offering," and "Capitalization--Bridge Financing."
(3) Includes 6,528 shares issuable upon exercise of currently exercisable warrants.
(4) Includes 8,233 shares issuable upon exercise of currently exercisable warrants.
(5) Includes 6,528 shares issuable upon exercise of currently exercisable warrants.
(6) Includes 3,264 shares issuable upon exercise of currently exercisable warrants.

ESCROW SECURITIES

  In connection with the Offering, the holders of the Company's Common Stock and warrants to purchase Common Stock placed 1,263,537 Escrow Shares and Escrow Warrants to purchase 111,008 shares of Common Stock into escrow pursuant to an escrow agreement ("Escrow Agreement") with the Company's transfer agent, American Stock Transfer and Trust, as escrow agent. The Escrow Securities are not assignable or transferable; however, the Escrow Shares may be voted. Holders of any Escrow Warrants in escrow may exercise their warrants prior to their release from escrow; however, the shares issuable upon any such exercise will continue to be held in escrow as Escrow Shares pursuant to the Escrow Agreement.

  The Escrow Agreement provides that one-half of the Escrow Securities (i.e. 687,273 shares of issued or issuable Common Stock) will be released from escrow, on a pro rata basis, if, and only if, one or more of the following conditions are met:

    1. the Company's net income before provision for income taxes and exclusive of any extraordinary earnings as audited and determined by the Company's independent public accountants (the "Minimum Pretax Income") amounts to at least $1.875 million for the fiscal year ending September 30, 1997 or September 30, 1998;

    2. the Minimum Pretax Income amounts to at least $3.0 million for the fiscal year ending September 30, 1999;

    3. the Minimum Pretax Income amounts to at least $4.5 million for the fiscal year ending on September 30, 2000;

    4. the Minimum Pretax Income amounts to at least $6.0 million for the fiscal year ending on September 30, 2001;

    5. the Minimum Pretax Income amounts to at least $9.0 million for the fiscal year ending on September 30, 2002;

    6. commencing on the date of this Prospectus and ending 18 months after the date of this Prospectus, the bid price of the Company's Common Stock averages in excess of $12.00 per share (subject to adjustment in the event of any reverse stock splits or other similar events) for 30 consecutive business days;

    7. commencing 18 months after the date of this Prospectus and ending 36 months after the date of this Prospectus, the bid price averages in excess of $15.00 per share (subject to adjustment in the event of any reverse stock splits or other similar events) for 30 consecutive business days; or

    8. the Company is acquired by or merged into another entity in a transaction in which shareholders of the Company receive per share consideration at least equal to the level set forth in (6) above.

  The Escrow Agreement further provides that the remaining Escrow Securities (i.e. 687,274 shares of issued or issuable shares of Common Stock) will be released from escrow, on a pro rata basis, if, and only if, one or more of the following conditions is met:

    1. the Minimum Pretax Income amounts to at least $3.0 million for the fiscal year ending September 30, 1997 or September 30, 1998;

    2. the Minimum Pretax Income amounts to at least $4.5 million for the fiscal year ending on September 30, 1999;

    3. the Minimum Pretax Income amounts to at least $6.0 million for the fiscal year ending on September 30, 2000;

    4. the Minimum Pretax Income amounts to at least $7.5 million for the fiscal year ending on September 30, 2001;

    5. the Minimum Pretax Income amounts to at least $10.5 million for the fiscal year ending on September 30, 2002;

    6. commencing on the date of this Prospectus and ending 18 months after the date of this Prospectus, the bid price of the Company's Common Stock averages in excess of $13.30 per share (subject to adjustment in the event of any reverse stock splits or other similar events) for 30 consecutive business days;

    7. commencing 18 months after the date of this Prospectus and ending 36 months after the date of this Prospectus, the bid price averages in excess of $16.75 per share (subject to adjustment in the event of any reverse stock splits or other similar events) for 30 consecutive business days; or

    8. the Company is acquired by or merged into another entity in a transaction in which shareholders of the Company receive per share consideration at least equal to the level set forth in (6) above.

  The Minimum Pretax Income amounts set forth above (i) shall be calculated exclusive of any extraordinary earnings, including, but not limited to, any charge to income resulting from release of the Escrow Securities and (ii) shall be increased proportionately, with certain limitations, in the event additional shares of Common Stock or securities convertible into, exchangeable for or exercisable into Common Stock are issued after completion of the Offering. The bid price amounts set forth above are subject to adjustment in the event of any stock splits, reverse stock splits, reverse stock splits or other similar events.

  Any money, securities, rights or property distributed in respect of the Escrow Securities, including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, shall be held in escrow until release of the Escrow Securities. If none of the applicable Minimum Pretax Income or bid price levels set forth above have been met by December 31, 2002, the Escrow Securities, as well as any dividends or other distributions made with respect thereto, will be canceled and contributed to the capital of the Company. The Company expects that the release of the Escrow Securities to officers, directors, employees and consultants of the Company, if it occurs, will be deemed compensatory and, accordingly, will result in a substantial charge to reportable earnings, which would equal the fair market value of such shares on the date of release. Such charge could substantially increase the loss or reduce or eliminate the Company's net income for financial reporting purposes for the period or periods during which such shares are, or become probable of being, released from escrow. Although the amount of compensation expense recognized by the Company will not affect the Company's total shareholders' equity, it may have a negative effect on the market price of the Company's securities.

  The Minimum Pretax Income and bid price levels set forth above were determined by negotiation between the Company and the Underwriter and should not be construed to imply or predict any future earnings by the Company or any increase in the market price of its securities.

                        CONCURRENT SECURITIES OFFERING

  An additional 425,000 redeemable Class A Warrants have been registered under the Securities Act pursuant to the registration statement of which this Prospectus forms a part for sale by the holders thereof (the "Selling Securityholders"). These Class A Warrants are identical to the Class A Warrants included in the Units offered hereby and are being issued to the Selling Securityholders on the closing of the Offering upon the automatic conversion of all of the Company's outstanding Bridge Warrants. All of the Selling Securityholders' Warrants issued upon conversion of the Company's outstanding Bridge Warrants, the Common Stock and Class B Warrants issuable upon exercise of such Class A Warrants and the Common Stock issuable upon exercise of the Class B Warrants will be registered, at the Company's expense, under the Securities Act and are expected to become tradeable on or about the closing of the Offering, subject to a contractual restriction that such Class A Warrants and underlying securities may not be sold for at least 90 days after the closing of the Offering and, during the period from 91 to 270 days after such closing, only certain specified percentages of such securities may be sold. The Selling Securityholders have also agreed with the Company not to exercise their Selling Securityholders' Warrants for a period of one year following the closing of the Offering; provided, however, that purchasers of such Selling Securityholders' Warrants are not subject to such restrictions on exercise. After the one-year period following the closing of the Offering or following delivery of a notice of redemption by the Company, the Selling Securityholders may exercise the Selling Securityholders' Warrants and sell the Common Stock issuable upon exercise of their warrants without restriction if a current prospectus relating to such Common Stock is in effect and the securities are qualified for sale. The Company will not receive any proceeds from the sale of the Selling Securityholders' Warrants. Sales of Selling Securityholders' Warrants issued upon conversion of the Bridge Warrants or the securities underlying such Class A Warrants or even the potential of such sales could have an adverse effect on the market prices of the Units, the Common Stock and the Warrants. See "Shares Eligible For Future Sale."

  Paul DePond, President and Chief Executive Officer of the Company, purchased one Unit in the Bridge Financing. There are no other material relationships between any of the Selling Securityholders and the Company, nor have any other such material relationships existed within the past three years. The Company has been informed by the Underwriter that there are no agreements between the Underwriter and any Selling Securityholder regarding the distribution of the Selling Securityholders' Warrants or the underlying securities.

  The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

  Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

  Regulation M restricts the ability of any person engaged in the distribution of the Selling Securityholders' Warrants to engage in market making activities with respect to any securities of the Company for the applicable "cooling off" period prior to the commencement of such distribution. Accordingly, in the event the Underwriter or Blair & Co. is engaged in a distribution of the Selling Securityholders' Warrants, their ability to make a market in the Company's securities during the applicable restrictive period will be restricted. However, neither the Underwriter nor Blair & Co. has agreed to, nor is either of them obligated to, act as a broker-dealer in the sale of the Selling Securityholders' Warrants, and the Selling Securityholders may be required, and in the event Blair & Co. is a market maker, will likely be required, to sell such securities through another broker-dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders.

  The Selling Securityholders and broker-dealers, if any, acting in connection with such sales may deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                           DESCRIPTION OF SECURITIES

UNITS

  Each Unit consists of one share of Common Stock, one Class A Warrant and one Class B Warrant. Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock and one Class B Warrant, and each Class B Warrant entities the holder thereof to purchase one share of Common Stock. The Common Stock and Warrants included in the Units are immediately transferable separately upon issuance.

COMMON STOCK

  The Company has authorized 15,000,000 shares of Common Stock, par value $.001 per share. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Subject to preferences that may be applicable to any shares of Preferred Stock issued in the future, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. See "Dividend Policy." In the event of a liquidation, dissolution or winding up of the Company, holders of the Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon completion of the Offering will be, fully paid and nonassessable.

REDEEMABLE WARRANTS

  The following is a brief summary of certain provisions of the Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Warrant Agreement between the Company and American Stock Transfer and Trust Company. A copy of the Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

 CLASS A WARRANTS

  The holder of each Class A Warrant is entitled, upon payment of the exercise price of $6.50, to purchase one share of Common Stock and one Class B Warrant. Unless previously redeemed, the Class A Warrants are exercisable at any time
after issuance until     , 2002, provided that at such time a current
prospectus relating to the underlying Common Stock and the Class B Warrants is in effect and the underlying Common Stock and the Class B Warrants are qualified for sale or exempt from qualification under applicable state securities laws. The Class A Warrants included in the Units offered hereby are immediately transferable separately from the Common Stock and the Class B Warrants issued with such Class A Warrants as part of the Units. The Class A Warrants are subject to redemption, as described below.

 CLASS B WARRANTS

  The holder of each Class B Warrant is entitled, upon payment of the exercise price of $8.75, to purchase one share of Common Stock. Unless previously redeemed, the Class B Warrants are exercisable at any time after issuance
until     , 2002, provided that at such time a current prospectus relating to the underlying Common Stock is then in effect and the underlying Common Stock is qualified for sale or exempt from qualification under applicable state securities laws. The Class B Warrants included in the Units offered hereby are transferable separately from the Common Stock. The Class B Warrants are subject to redemption, as described below.

 REDEMPTION

  Commencing on the first anniversary of the effective date of the Registration Statement, of which this Prospectus is a part, the Class A Warrants and Class B warrants are subject to redemption by the Company, upon 30 days written notice, at a price of $.05 per Warrant, if the average closing bid price of the Common Stock for any 30 consecutive trading days ending within 15 days of the date on which the notice of redemption is given shall have exceeded $9.10 per share with respect to the Class A Warrants or $12.10 per share with respect to the Class B Warrants. Holders of Warrants will automatically forfeit their rights to purchase the shares of Common Stock issuable upon exercise of such Warrants unless the Warrants are exercised before the close of business on the business day immediately prior to the date set for redemption. All of the outstanding Warrants of a class, except for those underlying the Unit Purchase Option, must be redeemed if any of that class are redeemed. A notice of redemption shall be mailed to each of the registered holders of the Warrants by first class mail, postage prepaid, upon 30 days' notice before the date fixed for redemption.

 GENERAL

  The Warrants may be exercised upon surrender of the certificate or certificates therefor on or prior to the expiration or the redemption date (as explained above) at the offices of the Company's warrant agent (the "Warrant Agent") with the Subscription Form on the reverse side of the certificate or certificates completed and executed as indicated, accompanied by payment (in the form of a certified or cashier's check payable to the order of the Company) of the full exercise price for the number of Warrants being exercised.

  The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including issuances of Common Stock (or securities convertible, exchangeable or exercisable into Common Stock) at less than market value, stock dividends, stock splits, mergers, sale of substantially all of the Company's assets, and for other extraordinary events; provided, however, that no such adjustment shall be made upon, among other things, (i) the issuance or exercise of options or other securities under the Stock Option Plan or other employee benefit plans or (ii) the sale or exercise of outstanding options or warrants or the Warrants offered hereby.

  The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the Warrants will not possess any rights as a shareholder of the Company unless and until he exercises the Warrants.

  Upon notice to the Warrantholders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

 CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE WARRANTS

  The Warrants included in the Units offered hereby will be immediately detachable and separately tradeable. Although the Units will not knowingly be sold to purchasers in jurisdictions in which the Units are not registered or otherwise qualified for sale, purchasers who reside in or move to jurisdictions in which the securities underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable may buy Units (or the Warrants included therein) in the aftermarket. In this event, the Company would be unable to issue securities to those persons desiring to exercise their Warrants unless and until the underlying securities could be registered or qualified for sale in the jurisdictions in which such purchasers reside, or unless an exemption from such qualification exists in such jurisdictions. No assurance can be given that the Company will be able to effect any such required registration or qualification.

  Additionally, purchasers of the Units will be able to exercise the Warrants included therein only if a current prospectus relating to the securities underlying the Warrants is then in effect under the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities or "blue sky" laws of the states in which the various holders of the Warrants then reside. Although the Company has undertaken to use reasonable efforts to maintain the effectiveness of a current prospectus covering the securities underlying the Warrants, no assurance can be given that the Company will be able to do so. The value of the Warrants may be greatly reduced if a current prospectus covering the securities issuable upon the exercise of the Warrants is not kept effective or if such securities are not qualified or exempt from qualification in the states in which the holders of the Warrants then reside.

PREFERRED STOCK

  The Company has authorized 5,000,000 shares of Preferred Stock. Shares of Preferred Stock may be issued without shareholder approval. The Board of Directors is authorized to issue such shares in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by the shareholders. No shares of Preferred Stock will be outstanding upon the closing of the Offering and the Company has no present intention to issue any shares of Preferred Stock. Any Preferred Stock to be issued could rank prior to the Common Stock with respect to dividend rights and rights on liquidation. The Board of Directors, without shareholder approval, may issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of holders of Common Stock and discourage, delay or prevent a change in control of the Company.

UNIT PURCHASE OPTION

  Upon the closing of the Offering, the Company has agreed to grant to the Underwriter the Unit Purchase Option to purchase up to 140,000 Units. The Units issuable upon exercise of the Unit Purchase Option will, when so issued, be identical to the Units offered hereby. The Unit Purchase Option cannot be transferred, sold, assigned or hypothecated for two years, except to any officer of the Underwriter or members of the selling group or their officers. The Unit Purchase Option is exercisable during the three-year period commencing two years from the date of this Prospectus at an exercise price of
$     per Unit (120% of the initial public offering price) subject to adjustment in certain events. The holders of the Unit Purchase Option have certain demand and piggyback registration rights. See "Underwriting."

TRANSFER AGENT AND WARRANT AGENT

  American Stock Transfer & Trust Company, New York, New York, serves as Transfer Agent for the shares of Common Stock and Warrant Agent for the Warrants.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Prior to the Offering, there has not been any public market for the Common Stock. Sale of a substantial number of shares of Common Stock into the public market following the offering could adversely affect prevailing market prices for the Common Stock.

  Following the Offering, the Company will have outstanding an aggregate of 3,374,936 shares of Common Stock, assuming no exercise of the Underwriter's over-allotment option. In addition to the 1,400,000 shares of Common Stock offered hereby, as of the date of this Prospectus, there will be 1,974,936 shares of Common Stock outstanding, all of which are Restricted Securities under the Act. Approximately 1,068,656 of such shares will be eligible for sale immediately following the Effective Date without restriction in reliance on Rule 144(k) under the Act. Beginning 90 days after the Effective Date, an additional 906,280 of such shares will become eligible for sale in the public market pursuant to Rule 144, subject to the volume and other restrictions under such rule. However, holders of all of the outstanding shares of Common Stock of the Company have agreed not to sell or otherwise dispose of any securities of the Company without the Underwriter's prior written consent for a period of 13 months from the date of this Prospectus. In addition 1,263,537 of such shares are Escrow Shares subject to the Escrow Agreement. See "Principal Shareholders--Escrow Securities."

  In general under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), who has beneficially owned shares for at least one year (including the holding period of any prior owner except an affiliate) is entitled to sell in "broker's transactions" or to market makers, within any three-month period, a number of shares that does not exceed the greater of:
(i) 1% of the then outstanding shares of Common Stock (approximately 34,000 shares immediately after this offering) or (ii) generally, the average weekly trading volume in the Common Stock during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to the filing of a Form 144 with respect to such sale and certain other limitations and restrictions. Under Rule 144(k), a person who is not deemed to have been an affiliate of the Company at any time during the ninety (90) days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, would be entitled to sell such shares without having to comply with the manner of sale, volume limitation or notice filing provisions described above.

  Any employee of the Company who purchased his or her shares of Common Stock pursuant to a written compensation plan or contract may be entitled to rely on the resale provisions of Rule 701 under the Securities Act, which permits nonaffiliates to sell their Rule 701 shares without having to comply with the current public information, holding period, volume limitation or notice provision of Rule 144 and permits affiliates to sell their Rule 701 shares without having to comply with the holding period restrictions of Rule 144.

  Holders of the Class A Warrants included in the Units sold in the Offering (assuming no exercise of the Underwriter's over-allotment option) will be entitled to purchase an aggregate of 1,400,000 shares of Common Stock upon exercise of the Class A Warrants and holders of the Class B Warrants offered hereby and underlying the Class A Warrants offered hereby will be entitled to purchase an aggregate of 2,800,000 additional shares of Common Stock upon exercise of the Class B Warrants, in each case at any time during the five-year period following the effective date of the Registration Statement, of which this Prospectus is a part, provided that the Company satisfies certain securities registration requirements with respect to the securities underlying the Warrants.

  Up to 560,000 additional shares of Common Stock may be purchased by the Underwriter through the exercise of the Unit Purchase Option and the Class A Warrants and Class B Warrants contained in and underlying the Unit Purchase Option. Any and all of such shares of Common Stock will be tradeable without restriction, provided that the Company satisfies certain securities registration requirements in accordance with the terms of the Unit Purchase Option. The Underwriter has demand and "piggyback" registration rights with respect to the securities underlying the Unit Purchase Option. See "Underwriting."

  The Company has also registered on behalf of the Selling Securityholders an aggregate of 425,000 Selling Securityholders' Class A Warrants and the securities underlying such Class A Warrants. See "Concurrent Securities Offering" The Selling Securityholders have agreed not to sell their Selling Securityholder Class A Warrants or the securities issuable on exercise thereof except pursuant to the restrictions set forth below, provided that, if required in connection with approval of the Company's securities for listing on Nasdaq, the Selling Securityholders have agreed not to sell, transfer, assign, hypothecate or otherwise dispose of their Class A Warrants for a period of one year from the date of the Offering:

                                                                      PERCENTAGE
                                                                       ELIGIBLE
      LOCK-UP PERIOD                                                  FOR RESALE
      --------------                                                  ----------
      Up to 90 days after closing....................................      0%
      Between 91 and 150 days after closing..........................     25%
      Between 151 and 210 days after closing.........................     20%
      Between 211 and 270 days after closing.........................     75%
      After 270 days after closing...................................    100%

  The Selling Securityholders have also agreed with the Company not to exercise the Selling Securityholders' Class A Warrants for a period of one year following the closing of the Offering; provided, however, that purchasers of such Selling Securityholders' Class A Warrants are not subject to this restriction on exercise.

                                 UNDERWRITING

  D.H. Blair Investment Banking Corp., the Underwriter, has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase the 1,400,000 Units offered hereby from the Company on a "firm commitment" basis, if any are purchased. It is expected that Blair & Co. will distribute as a selling group member substantially all of the Units offered hereby. Blair & Co. is owned by a corporation that is substantially owned by family members of
J. Morton Davis. Mr. Davis is the sole stockholder of the Underwriter.

  The Underwriter has advised the Company that it proposes to offer the Units to the public at the public offering price set forth on the cover page of this Prospectus. The Underwriter may allow to selected dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD") concessions
not in excess of $     per Unit, of which not in excess of $     per Unit may
be reallowed to other dealers who are members of the NASD. After commencement of the offering, the public offering price, concession and the reallowance may be changed by the Underwriter.

  The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. The Company has also agreed to pay to the Underwriter a nonaccountable expense allowance of 3% of the gross proceeds derived from the sale of the Units offered hereby, including any Units purchased pursuant to the Underwriter's over-allotment option, $40,000 of which has been paid as of the date of this Prospectus.

  The Underwriter has informed the Company that it does not expect to make sales to discretionary accounts.

  The Company has granted to the Underwriter an option, exercisable during the 30-day period commencing on the date of this Prospectus, to purchase from the Company at the public offering price, less underwriting discounts and commissions, up to 210,000 additional Units for the purpose of covering over-allotments, if any.

  The Company has agreed to sell to the Underwriter and its designees, for nominal consideration, the Unit Purchase Option to purchase up to 140,000 Units substantially identical to the Units being offered hereby, except that the Warrants included therein are subject to redemption by the Company for $.05 at any time after the Unit Purchase Option has been exercised and the underlying Warrants are outstanding. The Unit Purchase Option will be exercisable during the three-year period commencing two years from the date of this Prospectus at an exercise price of $6.00 per Unit, subject to adjustment in certain events to protect against dilution, and is not transferable for a period of two years from the date of this Prospectus except to officers of the Underwriter or to members of the Underwriter's selling group or the officers of such selling group members. The Company has agreed to register the securities issuable upon exercise thereof under the Securities Act on two separate occasions (the first at the Company's expense and the second at the expense of the holders of the Unit Purchase Option) during the five-year period commencing one year from the date of this Prospectus. The Unit Purchase Option includes a provision permitting the holder to elect a cashless exercise of the option. The Company has also granted certain piggyback registration rights to holders of the Unit Purchase Options.

  The Underwriter has the right to designate one director to the Company's Board of Directors for a period of five years from the completion of the Offering, although it has not yet selected any such designee. Such designee may be a director, officer, partner, employee or affiliate of the Underwriter.

  The Underwriter has advised the Company that, pursuant to Regulation M under the Securities Act, certain persons participating in the Offering may engage in transactions, including stabilizing bids or syndicate covering transactions, which may have the effect of stabilizing or maintaining the market price of the Units, Common Stock, Class A Warrants or Class B Warrants at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of a security on behalf of the Underwriter for the purpose of fixing or maintaining the price of the security. A "syndicate covering transaction" is the bid for or the purchase of a security on behalf of the Underwriter to reduce a short position incurred by the Underwriter in connection with the Offering. The Underwriter has advised the Company that such transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

  During the five-year period from the date of this Prospectus, in the event the Underwriter originates financing or a merger, acquisition, or transaction to which the Company is a party, the Underwriter will be entitled to receive a finder's fee in consideration for origination of such transaction. The fee is based on a percentage of the consideration paid in the transaction, ranging from 7% of the first $1,000,000 to 2 1/2% of any consideration in excess of $9,000,000.

  The Underwriter acted as placement agent in connection with the Bridge Financing in March 1997 and received a placement agent fee of $85,000 and a non-accountable expense allowance of $25,500. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  The directors and executive officers of the Company, and holders of the shares of the Common Stock and warrants issued prior to the Offering, have agreed not to sell or otherwise dispose of any of their shares of Common Stock of the Company for a period of 13 months from the date of this Prospectus without the prior written consent of the Underwriter.

  The Company has agreed not to solicit Warrant exercises other than through the Underwriter, unless the Underwriter declines to make such solicitation. Upon any exercise of the Warrants after one year from the date of this Prospectus, the Company will pay the Underwriter a fee of 5% of the aggregate exercise price for Warrant exercises solicited by the Underwriter or its representatives or agents, if (i) the market price of the Company's Common Stock on the date the Warrant is exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrant was solicited in writing by a member of the NASD; (iii) the Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrants; and (v) the solicitation of exercise of the Warrant was not in violation of Regulation M promulgated under the Exchange Act.

  The notice of redemption shall specify the redemption price, the date fixed for redemption, the place where the Warrant certificates shall be delivered and the redemption price to be paid, and that the right to exercise the Warrants shall terminate at 5:00 p.m. (New York City time) on the business day immediately preceding the date fixed for redemption. The Underwriter has advised the Company that Blair & Co. intends to make a market in the Company's securities. Regulation M, which was recently adopted to replace Rule 10b-6 and certain other rules promulgated under the Securities Act of 1934, as amended (the "Exchange Act"), may restrict Blair & Co.'s ability to engage in market-making activities with regard to the Company's securities for the period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable. In addition, under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholder Warrants may be restricted in their ability to engage in market-making activities with respect to any securities of the Company for the applicable "cooling off" period prior to the commencement of such distribution. Accordingly, in the event the Underwriter or Blair & Co. is engaged in a distribution of the Selling Securityholder Warrants, such firms will be restricted in their ability to make a market in the Company's securities during the applicable restrictive period. Any temporary cessation or limitation of such market-making activities could have an adverse effect on the market price of the Company's securities. See "Underwriting."

  The Commission is conducting an investigation concerning various business activities of the Underwriter and Blair & Co. The investigation appears to be broad in scope, involving numerous aspects of the Underwriter's and Blair & Co's compliance with the federal securities laws and compliance with the federal securities laws by issuers whose securities were underwritten by the Underwriter or Blair & Co., or in which the Underwriter or Blair & Co. made over-the-counter markets, persons associated with the Underwriter or Blair & Co., such issuers and other persons. The Company has been advised by the Underwriter that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. The Underwriter cannot predict whether this investigation will ever result in any type of formal enforcement action against the Underwriter or Blair & Co. or, if so, whether any such action might have an adverse effect on the Underwriter or the securities offered hereby. The Company has been advised that Blair & Co. will make a market in the securities following the Offering. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could adversely affect the liquidity or price of such securities.

  Prior to the Offering, there has been no market for any of the securities of the Company. Accordingly, the initial public offering price of the Units and the exercise prices and other terms of the Warrants have been determined by negotiations between the Company and the Underwriter and are not necessarily related to the Company's assets net worth or other established criteria of value. Factors considered in determining such prices and terms, in addition to prevailing market conditions, include the history of, and prospects for, the industry in which the Company competes, the Company's management, the Company's financial condition, the Company's capital structure and such other factors as were deemed relevant.

                                 LEGAL MATTERS

  The validity of the Common Stock offered hereby will be passed upon for the Company and the Selling Securityholders by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Bachner, Tally, Polevoy & Misher LLP, New York, New York, has acted as counsel for the Underwriters.

                                    EXPERTS

  The financial statements of Notify Corporation at September 30, 1996, and for each of the two years in the period ended September 30, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to the uncertainty surrounding the Company's ability to continue as a going concern, as discussed in Note 1 to Notes to the Financial Statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  The Company has filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") with respect to the Common Stock offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement and amendments thereof and the exhibits thereto, which are available for inspection without charge, and copies of which may be obtained at prescribed rates, at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048, and at the Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov).

  The Company will provide, without charge, to each person who received a Prospectus, upon written or oral request of such person to the Company at the mailing address or telephone number listed below, a copy of any of the information incorporated by reference. The mailing address of the Company's principal executive offices is Notify Corporation, 1054 S. De Anza Blvd., Suite 105, San Jose, California 95129 and its telephone number is (408) 777-7920.

                               NOTIFY CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Report of Ernst & Young LLP, Independent Auditors.......................... F-2
Audited Financial Statements
Balance Sheets............................................................. F-3
Statements of Operations................................................... F-4
Statement of Shareholders' Equity (Net Capital Deficiency)................. F-5
Statements of Cash Flows................................................... F-6
Notes to Financial Statements.............................................. F-7

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Notify Corporation

We have audited the accompanying balance sheet of Notify Corporation as of September 30, 1996, and the related statements of operations, shareholders' equity (net capital deficiency), and cash flows for each of the two years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Notify Corporation at September 30, 1996, and results of its operations and its cash flows for each of the two years in the period ended September 30, 1996, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, Notify Corporation's recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 1. The 1996 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

San Jose, California November 15, 1996, except as to Note 7, as to which the date is March 13, 1997

                               NOTIFY CORPORATION

                                 BALANCE SHEETS

                                                                   PRO FORMA
                                                                   UNAUDITED
                                                                 SHAREHOLDERS'
                                   SEPTEMBER 30, DECEMBER 31,      EQUITY AT
                                       1996          1996      DECEMBER 31, 1996
                                   ------------- ------------  -----------------
                                                 (UNAUDITED)      (UNAUDITED)
                                                                   (NOTE 7)
ASSETS
Current assets:
  Cash and cash equivalents.......  $   260,380  $   107,951
  Accounts receivable, net of
   allowance for doubtful
   accounts of $2,106 and $3,812,
   respectively...................      134,682      117,140
  Inventories.....................      579,929      411,855
                                    -----------  -----------
Total current assets..............      974,991      636,946
Property and equipment, net.......       92,903       83,422
Other assets......................        8,765       18,265
                                    -----------  -----------
                                    $ 1,076,659  $   738,633
                                    ===========  ===========
LIABILITIES AND SHAREHOLDERS'
 EQUITY (NET CAPITAL DEFICIENCY)
Current liabilities:
  Line of credit..................  $    50,000  $   100,000
  Accounts payable................      116,797      108,176
  Accrued liabilities.............      265,049      178,288
  Note payable to shareholder.....       30,000       25,000
  Convertible notes payable.......      807,125      932,125
                                    -----------  -----------
Total current liabilities.........    1,268,971    1,343,589
Commitments
Shareholders' equity (net capital
 deficiency):
  Convertible preferred stock, no
   par value, 4,500,000
   shares authorized, issued and
   outstanding;
   aggregate liquidation
   preference of $1,850,000; none
   outstanding pro forma--
   unaudited......................    1,850,000    1,850,000      $       --
  Common stock, no par value,
   12,100,000 shares authorized,
   885,125 and 918,182 shares
   issued and outstanding at
   September 30, 1996 and December
   31, 1996, respectively;
   1,974,936 shares issued and
   outstanding pro forma--
   unaudited......................       58,619       70,819        2,652,944
  Notes receivable from
   shareholders...................      (17,650)     (26,525)         (26,525)
  Accumulated deficit.............   (2,083,281)  (2,499,250)      (2,499,250)
                                    -----------  -----------      -----------
Total shareholders' equity (net
 capital deficiency)..............     (192,312)    (604,956)     $   127,169
                                    -----------  -----------      ===========
                                   $1,076,659    $   738,633
                                    ===========  ===========

                            See accompanying notes.

                               NOTIFY CORPORATION

                            STATEMENTS OF OPERATIONS

                                                               THREE-MONTH
                                                               PERIOD ENDED
                               YEAR ENDED SEPTEMBER 30,       DECEMBER 31,
                               --------------------------  --------------------
                                  1995          1996         1995       1996
                               ------------ -------------  ---------  ---------
Product sales................  $     9,333  $     308,067  $   4,903  $ 396,294
Cost of sales................        7,929        428,112      2,775    351,079
                               -----------  -------------  ---------  ---------
Gross profit (loss)..........        1,404       (120,045)     2,128     45,215
Operating expenses:
  Research and development...      159,163        537,902    147,272    149,415
  Sales and marketing........      122,884        549,916    116,672    153,399
  General and administrative.      146,756        440,089     84,194    138,787
                               -----------  -------------  ---------  ---------
Total operating expenses.....      428,803      1,527,907    348,138    441,601
                               -----------  -------------  ---------  ---------
Loss from operations.........     (427,399)    (1,647,952)  (346,010)  (396,386)
Interest expense.............           --        (32,811)        --     (7,252)
Other income and expense,
 net.........................        1,337         23,544      6,806    (12,331)
                               -----------  -------------  ---------  ---------
Net loss.....................    $(426,062)   $(1,657,219) $(339,204) $(415,969)
                               ===========  =============  =========  =========
Net loss per share...........  $     (0.84) $       (3.17) $   (0.65) $   (0.80)
                               ===========  =============  =========  =========
Weighted average shares
 outstanding.................      509,564        522,550    525,700    517,480
                               ===========  =============  =========  =========
Pro forma net loss per share.               $       (1.89)            $   (0.47)
                                            =============             =========
Weighted average shares used
 in computing pro forma net
 loss per share..............                     875,092               882,787
                                            =============             =========



                            See accompanying notes.

                               NOTIFY CORPORATION

           STATEMENT OF SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)

                                                                                                   TOTAL
                              CONVERTIBLE                                                      SHAREHOLDERS'
                            PREFERRED STOCK     COMMON STOCK     NOTES RECEIVABLE               EQUITY (NET
                          -------------------- ----------------        FROM       ACCUMULATED     CAPITAL
                           SHARES     AMOUNT   SHARES   AMOUNT     SHAREHOLDERS     DEFICIT     DEFICIENCY)
                          --------- ---------- -------  -------  ---------------- -----------  -------------
Issuance of common stock
 to founders for cash
 and note receivable....        --  $      --  789,398  $39,865      $(29,865)    $       --    $    10,000
Issuance of Series A
 convertible preferred
 stock..................  1,000,000    100,000     --       --            --              --        100,000
Issuances of common
 stock in exchange for
 note receivable........        --         --   59,406    3,000        (3,000)            --            --
Repayments of notes
 receivable from
 shareholders...........        --         --      --       --         13,065             --         13,065
Net loss................        --         --      --       --            --         (426,062)     (426,062)
                          --------- ---------- -------  -------      --------     -----------   -----------
Balances at September
 30, 1995...............  1,000,000    100,000 848,804   42,865       (19,800)       (426,062)     (302,997)
Issuance of Series B
 convertible preferred
 stock..................  3,500,000  1,750,000     --       --            --              --      1,750,000
Repurchases of common
 stock..................        --         --  (32,590)  (1,646)        2,500             --            854
Repayments of notes
 receivable from
 shareholders...........        --         --      --       --         12,800             --         12,800
Issuances of common
 stock in exchange for
 notes receivable and
 cash...................        --         --   68,911   17,400       (13,150)            --          4,250
Net loss................        --         --      --       --            --       (1,657,219)   (1,657,219)
                          --------- ---------- -------  -------      --------     -----------   -----------
Balance at September 30,
 1996...................  4,500,000  1,850,000 885,125   58,619       (17,650)     (2,083,281)     (192,312)
Repayments of notes
 receivable from
 shareholders
 (unaudited)............        --         --      --       --            325             --            325
Issuances of common
 stock (unaudited)......        --         --   33,057   12,200        (9,200)            --          3,000
Net loss (unaudited)....        --         --      --       --            --         (415,969)     (415,969)
                          --------- ---------- -------  -------      --------     -----------   -----------
Balance at December 31,
 1996 (unaudited).......  4,500,000 $1,850,000 918,182  $70,819      $(26,525)    $(2,499,250)  $  (604,956)
                          ========= ========== =======  =======      ========     ===========   ===========



                            See accompanying notes.

                               NOTIFY CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                THREE-
                                                          MONTH PERIOD ENDED
                             YEAR ENDED SEPTEMBER 30,        DECEMBER 31,
                             --------------------------  ---------------------
                                1995          1996          1995       1996
                             ------------ -------------  ----------  ---------
                                                             (UNAUDITED)
CASH FLOWS USED IN
 OPERATING ACTIVITIES
Net loss...................    $(426,062)   $(1,657,219) $ (339,204) $(415,969)
Adjustments to reconcile
 net loss to net cash used
 in operating activities:
 Depreciation and
  amortization.............        3,193         23,132       4,955      9,480
 Changes in operating
  assets and liabilities:
  Accounts receivable......       (3,868)      (130,814)        636     17,541
  Inventory................      (19,849)      (560,080)    (26,704)   168,074
  Other assets.............       (5,609)        (3,156)     (2,700)    (9,499)
  Accounts payable.........       23,746         93,051      43,250     (8,621)
  Accrued liabilities......       64,621        200,428      (5,539)   (86,760)
                             -----------  -------------  ----------  ---------
Net cash used in operating
 activities................     (363,828)    (2,034,658)   (325,306)  (325,754)
                             -----------  -------------  ----------  ---------
CASH FLOWS USED IN
 INVESTING ACTIVITIES
Expenditures for property
 and equipment.............      (30,662)       (88,566)    (23,969)       --
CASH FLOWS PROVIDED BY
 FINANCING ACTIVITIES
Proceeds from issuance of
 preferred stock...........      100,000      1,450,000   1,450,000      3,000
Proceeds from issuance of
 common stock..............       10,000          5,104         --
Proceeds from issuance of
 convertible notes payable.      300,000        807,125         --     125,000
Advances under line of
 credit....................          --          50,000         --      50,000
Proceeds from note payable
 to shareholder............       75,000            --          --         --
Payments on note payable to
 shareholder...............          --         (45,000)    (10,000)    (5,000)
Repayments of notes
 receivable from
 shareholders..............       13,065         12,800      13,425        325
                             -----------  -------------  ----------  ---------
Net cash provided by
 financing activities......      498,065      2,280,029   1,453,425    173,325
                             -----------  -------------  ----------  ---------
Net increase (decrease) in
 cash and cash equivalents.      103,575        156,805   1,104,150   (152,429)
Cash and cash equivalents
 at beginning of period....          --         103,575     103,575    260,380
                             -----------  -------------  ----------  ---------
Cash and cash equivalents
 at end of period..........  $   103,575  $     260,380  $1,207,725  $ 107,951
                             ===========  =============  ==========  =========
NONCASH FINANCING
 ACTIVITIES:
Common stock issued or
 retired for notes
 receivable
 from shareholders.........  $    32,865  $      13,150  $    1,750  $   9,200
                             ===========  =============  ==========  =========
Conversion of convertible
 notes payable to
 preferred stock...........  $       --   $     300,000  $  300,000  $     --
                             ===========  =============  ==========  =========

                            See accompanying notes.

                              NOTIFY CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
    (INFORMATION AT DECEMBER 31, 1996 AND FOR THE THREE-MONTH PERIODS ENDED
                   DECEMBER 31, 1996 AND 1995 IS UNAUDITED)
1. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

ORGANIZATION AND BUSINESS

  Notify Corporation (the "Company") was incorporated in the State of California on August 12, 1994 to engage in the development and production of phone message notification systems. As of September 30, 1995, the Company was considered to be in the development stage and its main activities primarily consisted of establishing its offices and research facilities, recruiting personnel, conducting research and development, performing business and financial planning and raising capital. This designation was no longer applicable as of September 30, 1996 as the Company began the shipment of its notification systems during the fiscal year. There were no operations of the Company between August 12, 1994 (date of incorporation) and September 30, 1994.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since inception, the Company has incurred cumulative net losses of approximately $2.5 million and has negative working capital as of December 31, 1996. Management expects the Company to incur additional losses and recognizes the need for an infusion of cash during the fiscal year 1997. The Company is actively pursuing various alternatives to secure additional financing and believes that sufficient funding will be available to achieve its planned business objectives (see Note 7).

INTERIM RESULTS

  The accompanying balance sheet as of December 31, 1996 and the statements of operations, stockholders' equity (net capital deficiency) and cash flows for the three months ended December 31, 1995 and 1996 are unaudited. In the opinion of management, the statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for the fair statement of interim periods. The data disclosed in these notes to the financial statement for these periods is also unaudited.

CASH AND CASH EQUIVALENTS

  The Company maintains it cash and cash equivalents in depository and money market accounts with two financial institutions.

INVENTORIES

  Inventories are stated at the lesser of actual cost, on a FIFO basis, or fair market value and consist of the following:

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1996          1996
                                                      ------------- ------------
                                                                    (UNAUDITED)
Raw materials........................................   $399,719      $304,320
Work-in-progress.....................................     47,166        25,125
Finished goods.......................................    133,044        82,410
                                                        --------      --------
                                                        $579,929      $411,855
                                                        ========      ========

PROPERTY AND EQUIPMENT

  Property and equipment is stated at cost and depreciated or amortized on a straight-line basis of the lesser of the estimated useful lives of the asset or the lease term. The estimated useful lives range from three to five years.

                              NOTIFY CORPORATION

           (INFORMATION AT DECEMBER 31, 1996 AND FOR THE THREE-MONTH
            PERIODS ENDED DECEMBER 31, 1996 AND 1995 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (CONTINUED)

REVENUE RECOGNITION

  Product sales are recognized upon product shipment. In fiscal 1996, three customers accounted for 30%, 18% and 16% of sales, respectively. For the three months ended December 31, 1996, three customers accounted for 31%, 19% and 13% of sales, respectively.

INCOME TAXES

  The Company follows Statement of Financial Accounts Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, the liability method is used to account for income taxes. Under this method, deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

  The Company sells its products primarily to regional bell operating companies and local exchange carriers in the United States. The Company performs on-going credit evaluations and generally requires no collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. As of September 30, 1996, two customers accounted for 67% and 23% of accounts receivable, respectively. As of December 31, 1996, three customers accounted for 28%, 24%, and 23% of accounts receivable, respectively.

ACCOUNTING FOR STOCK-BASED COMPENSATION

  In October 1995, the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") was issued and is effective for the Company's fiscal 1997 year end. The Company intends to account for employee stock options in accordance with APB Opinion No. 25 and will make the pro forma disclosures required by SFAS 123 beginning in 1997.

NET LOSS PER SHARE

  Net loss per share is computed using the weighted average number of shares of common stock outstanding. Common stock equivalent shares from convertible preferred stock, convertible notes payable and warrants are not included as the effect is antidilutive. In accordance with Securities and Exchange Commission Staff Accounting Bulletins, common stock and common stock equivalent shares issued by the Company at prices below the initial public offering price during the period beginning one year prior to the initial public offering have been included in the calculation as if they were outstanding for all periods presented (using the treasury stock method and the estimated initial public offering price). The weighted average number of common shares used in the net loss per share calculation was reduced by the common stock, and common stock equivalent shares placed in escrow in connection with the Company's initial public offering (see Note 7).

                              NOTIFY CORPORATION

           (INFORMATION AT DECEMBER 31, 1996 AND FOR THE THREE-MONTH
            PERIODS ENDED DECEMBER 31, 1996 AND 1995 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (CONTINUED)

NET LOSS PER SHARE (CONTINUED)

  Pro forma net loss per share has been computed as described above and also gives effect, pursuant to SEC policy, to common equivalent shares from convertible preferred stock issued more than 12 months from the initial public offering date that will automatically convert upon completion of the offering.

2. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1996          1996
                                                      ------------- ------------
                                                                    (UNAUDITED)
Furniture and office equipment.......................   $116,982      $114,367
Leasehold improvements...............................      2,246         2,246
                                                        --------      --------
                                                         119,228       116,613
Less accumulated depreciation and amortization.......    (26,325)      (33,191)
                                                        --------      --------
                                                        $ 92,903      $ 83,422
                                                        ========      ========

3. FINANCING ARRANGEMENTS

  The Company had available a secured bank line of credit which allowed for maximum borrowings and issuances of letters of credit of up to $500,000 at the bank's prime rate plus 1.5% (9.75% at September 30, 1996) and expired in March 1997. At September 30, 1996, the Company had borrowings of $50,000 and standby letters of credit of $20,000 outstanding under this facility. Borrowings of $100,000 were outstanding at December 31, 1996. The Company was not in compliance with certain covenants at September 30, 1996 and December 31, 1996.

  During fiscal 1996, the Company received proceeds of $807,125 from the issuance of convertible promissory notes including $100,000 of proceeds received from a director. The notes accrue interest at the rate of 8% per annum and are due and payable in June 1997 unless earlier converted. In the event that the Company issues and sells shares of capital stock for aggregate proceeds of at least $1,500,000, the entire unpaid principal amount of these notes and, at the option of the lender, unpaid interest, shall be converted into shares of the Company's securities sold in such financing. During the three-month period ended December 31, 1996, the Company received proceeds of $125,000 from the issuance of additional convertible promissory notes with terms identical with those described above.

  During December 1994, the Company issued a $75,000 promissory note to a shareholder which accrues interest at the rate of 10% per annum and is due on demand. The outstanding balance was $30,000 as of September 30, 1996 and $25,000 as of December 31, 1996.

                              NOTIFY CORPORATION

           (INFORMATION AT DECEMBER 31, 1996 AND FOR THE THREE-MONTH
            PERIODS ENDED DECEMBER 31, 1996 AND 1995 IS UNAUDITED)


4. COMMITMENTS

  The Company currently occupies a facility under an operating lease which expires in March 1997 and contains renewal options to extend the lease term for one two-year period. Future minimum payments under this lease for the year ended September 30, 1997 is $29,958.

  Rent expense totaled $19,000, $44,000, $6,400 and $15,000 for the years ended September 30, 1995 and 1996 and the three months ended December 31, 1995 and 1996, respectively.

5. SHAREHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK

  Authorized and outstanding convertible preferred stock and its principal terms are as follows at September 30, 1996.

                                                                     LIQUIDATION
                                                           DIVIDEND  PREFERENCE
                                    DESIGNATED OUTSTANDING PER SHARE  PER SHARE
                                    ---------- ----------- --------- -----------
Series A........................... 1,000,000   1,000,000    $0.01      $0.10
Series B........................... 3,500,000   3,500,000    $0.05      $0.50

  Dividends on the convertible preferred stock are payable when and if declared by the board of directors. The dividend requirements of the preferred stock must be satisfied prior to payment of any dividends or distributions with respect to the Company's common stock. Dividend, redemption and liquidation rights for Series B are senior to Series A. No dividends have been declared.

  The Company's board of directors has five members; as long as there are at least 1,000,000 shares of Series B preferred stock issued and outstanding, holders of Series B preferred stock, voting separately as a class, are entitled to elect one director. Preferred shareholders are entitled to voting rights equivalent to the number of common shares into which their shares are convertible. Subject to certain antidilution provisions, every 5.05 shares of Series A and B preferred stock is convertible at any time into one common share. All preferred shares convert automatically to common stock (891,060 shares if converted at September 30, 1996 and December 31, 1996) in the event of a firm commitment public offering of the Company's common stock.

WARRANTS

  At September 30, 1996, warrants issued in connection with various financings were outstanding to purchase 172,944 shares of the Company's common stock (including 96,742 warrants held by two employees who are also shareholders) at prices ranging from $1.01 to $5.05 per share. These warrants are exercisable at any time and expire at dates ranging from April 2000 to February 2001. During the three-month period ended December 31, 1996 the Company issued additional warrants in connection with convertible notes payable to purchase 8,160 shares of the Company's common stock. The Company believes that the value of the warrants at the date of their issuance was not material, and no value has been attributed to them in these financial statements.

  In March 1996, and in conjunction with a line of credit agreement, the Company issued a warrant that entitles the holder to purchase the number of shares of Series C convertible preferred stock calculated by dividing $20,000 by the per share purchase price of a future Series C round of financing, or if no such financing takes place by December 31, 1996, 3,960 shares of common stock at an exercise price of $5.05 per share. This warrant is exercisable at any time and expires in February 2001.

                              NOTIFY CORPORATION

           (INFORMATION AT DECEMBER 31, 1996 AND FOR THE THREE-MONTH
            PERIODS ENDED DECEMBER 31, 1996 AND 1995 IS UNAUDITED)

5. SHAREHOLDERS' EQUITY (CONTINUED)

COMMON STOCK

  The Company has issued 918,182 common shares to founders, advisors and employees of the Company, of which certain shares are subject to repurchase rights upon termination of service to the Company, which generally expire ratably over four years from date of issuance. At December 31, 1996, 194,241 shares were subject to repurchase at their paid-in amounts.

6. INCOME TAXES

  At September 30, 1996, the Company had a net operating loss carryforward for federal and state tax purposes of approximately $1,800,000, which will expire in tax years 2003 and 2011, respectively. Due to the "change of ownership" provisions of the Tax Reform Act of 1986, utilization of the net operating loss carryforward will be significantly limited.

  The Company had deferred tax assets of approximately $737,000 at September 30, 1996, which relate primarily to the future tax benefits of net operating loss carryforwards. Due to the Company's lack of earnings history, the deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by approximately $565,000 for the fiscal year ended September 30, 1996.

7. SUBSEQUENT EVENTS

CONVERSION OF CONVERTIBLE PROMISSORY NOTES

  Subsequent to December 31, 1996, the Company completed a restructuring of convertible notes payable whereby holders of an aggregate of $732,125 in principal amount of convertible notes converted their notes and accrued interest into 165,694 shares of common stock of the Company at a price per share of $4.55 and exchanged their warrants for new warrants to purchase an aggregate of 48,272 shares of the Company's common stock at a price of $0.25 per share. Holders of the remaining $200,000 principal amount of notes agreed to defer repayment of the notes until the earlier of the closing of the Offering or until April 30, 1997 and exchange their warrants for new warrants to purchase an aggregate of 7,920 shares of common stock at an exercise price of $5.05 per share.

NOTE AND WARRANT PURCHASE AGREEMENT

  During February 1997, the Company issued a $65,000 promissory note to a shareholder which accrued interest at the rate of 8% and was repaid from the proceeds of the private placement described below. The shareholder also received a warrant to purchase up to 11,535 shares of common stock of the Company at $3.00 per share.

PRIVATE PLACEMENT

  In March 1997, the Company completed a private placement of an aggregate of $850,000 principal amount of notes (the "Bridge Notes") and 425,000 warrants (the "Bridge Warrants") in which it received net proceeds of approximately $725,000 (after expenses of issuance). The Bridge Notes are payable, together with cash interest at the rate of 10% per annum, on the earlier of one year from the issuance of the Bridge Notes or the

                              NOTIFY CORPORATION

           (INFORMATION AT DECEMBER 31, 1996 AND FOR THE THREE-MONTH
            PERIODS ENDED DECEMBER 31, 1996 AND 1995 IS UNAUDITED)

7. SUBSEQUENT EVENTS (CONTINUED)

PRIVATE PLACEMENT (CONTINUED)

closing of the proposed public offering discussed below. Each Bridge Warrant will be exercisable for a period commencing one year from the date of issuance and expiring approximately two years thereafter, and entitles the holder thereof to purchase one share of Common Stock at an exercise price of $3.00 per share if the Company does not consummate the proposed public offering. In the event the Company completes the proposed offering and such offering includes warrants or Class A Warrants, each Bridge Warrant will automatically convert on the closing date of the public offering into one warrant or Class A Warrant (a "Public Warrant") which is identical in all respects to the Class A Warrant sold in the public offering, except that purchasers of the Bridge Notes acquiring the Bridge Warrants have agreed (i) not to exercise the Public Warrants for a period of one year from the closing date of the public offering and (ii) not to sell publicly the Public Warrants except as provided in certain lock-up provisions which expire between 90 and 270 days after the closing date of the public offering. In addition, the purchasers have agreed not to sell the Public Warrants for a period of up to a year if required in connection with the approval of the Company's securities for inclusion on Nasdaq. The fair value of the Bridge Warrants, amounting to $106,250 together with the cost of issuance (approximately $125,000) will be treated as additional interest expense over the term of the Bridge Notes.

INITIAL PUBLIC OFFERING OF UNITS AND RELATED MATTERS

  In January 1997, the Board of Directors authorized management of the Company to file a registration statement with the Securities and Exchange Commission offering to the public units consisting of one share of common stock, one Class A warrant and one Class B warrant. Additionally, the Company agreed to grant an option to an underwriter to purchase up to 10% of the units sold in the offering which is exercisable at a price of 120% of the price of the units sold in the offering during a three-year period commencing two-years from the date of the offering. Additionally, the Company authorized 5,000,000 shares of Preferred Stock.

ESCROW SECURITIES

  In February 1997, the holders of the Company's common and preferred stock placed 1,263,537 of their shares into escrow. Additionally, the holders of warrants agreed to place warrants to purchase 111,008 shares of common stock into escrow. The securities will be released to the holders in the event specified levels of pretax income of the Company for the years ended September 30, 1998 to 2002 are achieved, or the market price of the Company's common stock attains specified targets during a 36-month period commencing from the effective date of the registration statement relating to the Company's public offering. Any securities remaining in escrow on December 31, 2002 will be forfeited, which securities will then be contributed to the Company's capital. The pretax income levels are subject to proportionate adjustment upon the issuance of certain securities subsequent to the Company's initial public offering.

  In the event that the foregoing earnings or market price levels are attained and the escrowed securities released, the Securities and Exchange Commission has adopted the position that the release of escrowed securities to officers, directors, employees and consultants of the Company will be compensatory and, accordingly, will result in compensation expense for financial reporting purposes. The expense will equal the fair market value of the escrowed securities on the date of release and will result in a material charge to operations.

                              NOTIFY CORPORATION

           (INFORMATION AT DECEMBER 31, 1996 AND FOR THE THREE-MONTH
            PERIODS ENDED DECEMBER 31, 1996 AND 1995 IS UNAUDITED)


7. SUBSEQUENT EVENTS (CONTINUED)

STOCK SPLIT

  In January 1997, the Board of Directors approved a reverse stock split of one-for-5.05 of all outstanding shares of common stock and changed the conversion ratio of preferred stock to one share of common stock for every
5.05 preferred shares. All common share and per share information included in the accompanying financial statements has been retroactively adjusted to give effect to the stock split as well as the change in the preferred stock conversion ratio.

PRO FORMA UNAUDITED SHAREHOLDERS' EQUITY

  Pro forma unaudited shareholders' equity at December, 1996 reflects the assumed conversion of convertible preferred stock and convertible notes payable described above, as set forth on the accompanying balance sheet.

1997 STOCK OPTION PLAN

  In January 1997, the Company adopted the Notify Corporation 1997 Stock Plan (the "Stock Option Plan"). A total of 200,000 shares of the Company's common stock are reserved for issuance under the Stock Option Plan which provides for the grant of stock options to employees, consultants and directors of the Company.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. UNDER NO CIRCUMSTANCES SHALL THE DELIVERY OF THIS PROSPECTUS OR ANY SALE PURSUANT TO THIS PROSPECTUS CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                                 ------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................    7
Use of Proceeds...........................................................   17
Dividend Policy...........................................................   18
Capitalization............................................................   19
Dilution..................................................................   21
Selected Financial Data...................................................   22
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   23
Business..................................................................   26
Management................................................................   37
Certain Relationships and Related
 Transactions.............................................................   41
Principal Shareholders....................................................   42
Concurrent Securities Offering............................................   44
Description of Securities.................................................   46
Shares Eligible for Future Sale...........................................   49
Underwriting..............................................................   51
Legal Matters.............................................................   53
Experts...................................................................   53
Additional Information....................................................   53
Index to Financial Statements.............................................  F-1
Independent Auditors' Report..............................................  F-2

  UNTIL     ,1997 (25 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                1,400,000 UNITS

                              NOTIFY CORPORATION

                CONSISTING OF 1,400,000 SHARES OF COMMON STOCK,
                   1,400,000 REDEEMABLE CLASS A WARRANTS AND
                     1,400,000 REDEEMABLE CLASS B WARRANTS

                           ------------------------
                                  PROSPECTUS
                           ------------------------

                             D.H. BLAIR INVESTMENT
                                 BANKING CORP.

                                         , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION -- DATED MARCH  , 1997

PROSPECTUS                                                            ALTERNATE

                              NOTIFY CORPORATION

                      425,000 REDEEMABLE CLASS A WARRANTS
                    425,000 REDEEMABLE CLASS B WARRANTS AND
                        850,000 SHARES OF COMMON STOCK

  This Prospectus relates to 425,000 redeemable Class A Warrants (the "Selling Securityholders' Warrants" or the "Class A Warrants") of Notify Corporation, a California corporation (the "Company"), issued to certain investors upon the conversion of warrants issued to such investors (the "Selling Securityholders") in a private placement by the Company completed in February 1997 (the "Bridge Financing"), the 425,000 redeemable Class B Warrants (the "Class B Warrants") issuable upon exercise of the Class A Warrants, and the 850,000 shares of Common Stock, $.001 par value, of the Company (the "Common Stock") underlying the Class A Warrants and Class B Warrants. See "Selling Securityholders and Plan of Distribution." Each Class A Warrant entitles the holder to purchase one share of Common Stock and one Class B Warrant at an exercise price of $6.50, subject to adjustment, until the fifth anniversary of the date of this Prospectus. Each Class B Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $8.75, subject to adjustment, until the fifth anniversary of the date of this Prospectus. The Class A Warrants and the Class B Warrants are subject to redemption, commencing one year from the date of this Prospectus, by the Company at $.05 per Warrant on 30 days' written notice if the closing bid price of the Common Stock for 30 consecutive trading days ending within 15 days of the notice of redemption of the Warrants averages in excess of $9.10 per share with respect to the Class A Warrants and $12.10 per share with respect to the Class B Warrants (subject to adjustment in each case). See "Description of Securities."

  The Selling Securityholders have agreed not to exercise the Selling Securityholders' Warrants for a period of one year from the closing of the Offering and not to sell the Selling Securityholders' Warrants for a period of 90 days after the closing of the offering and to sell only certain specified percentages of such warrants during the period from 91 to 270 days after such closing. However, purchasers of such warrants in permitted sales will be entitled to exercise such warrants immediately.

  The securities offered by this Prospectus may be sold from time to time by the Selling Securityholders, or by their transferees. The distribution of the securities offered hereby may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders.

  The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commission received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

  The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders. In the event the Warrants are fully exercised, the Company will receive gross proceeds of $6,481,250. See "Selling Securityholders and Plan of Distribution."

  The Company has filed a registration statement under the Securities Act with the Securities and Exchange Commission (the "Commission") relating to a public offering by the Company (the "Offering") of 1,400,000 Units, each Unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant. The Company will receive approximately $5,625,000 in net proceeds from the sale of the Units (assuming no exercise of the Underwriter's over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the Offering.


  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" BEGINNING ON PAGE 7 AND "DILUTION".

                                 ------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR
           HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ------------

                 The date of this Prospectus is         , 1997

                            SELLING SECURITYHOLDERS

  An aggregate of up to 425,000 Class A Warrants, 425,000 shares of Common Stock and 425,000 Class B Warrants issuable upon exercise of the Class A Warrants, and 425,000 shares of Common Stock issuable upon exercise of the Class B Warrants may be offered by certain securityholders who received their Class A Warrants in connection with the Bridge Financing or by their transferees.

  The following table sets forth certain information with respect to each Selling Securityholder for whom the Company is registering securities for resale to the public. The Company will not receive any of the proceeds from the sale of these securities. Except as described below, there are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years.

-------------------------------------------------------------------------------

                                           NUMBER OF CLASS A WARRANTS BENEFICIALLY
          SELLING SECURITYHOLDER           OWNED AND MAXIMUM NUMBER TO BE SOLD(1)
----------------------------------------------------------------------------------
 The Frank & Brynde Berkowitz Family
  Foundation, Frank Berkowitz, President                    31,250
----------------------------------------------------------------------------------
 Abraham E. Cohen                                           25,000
----------------------------------------------------------------------------------
 Paul F. DePond(2)                                          25,000
----------------------------------------------------------------------------------
 Nathan Eisen & Rose Eisen, JTWROS                          25,000
----------------------------------------------------------------------------------
 Susan Gartenberg Revocable Trust,
  Michael Gartenberg, Trustee                                6,250
----------------------------------------------------------------------------------
 Deborah Katzin Memorial Chesed Society,
  Aryeh Merzel, Administrator                                6,250
----------------------------------------------------------------------------------
 Regina Lehrer                                              12,500
----------------------------------------------------------------------------------
 Alan C. Levinson & Audrey J. Levinson,
  JTWROS                                                     6,250
----------------------------------------------------------------------------------
 William Newman                                             12,500
----------------------------------------------------------------------------------
 Schon Family Foundation, Henry A. Schon,
  President                                                 12,500
----------------------------------------------------------------------------------
 Gary J. Strauss                                            12,500
----------------------------------------------------------------------------------
 E. Donald Shapiro                                          50,000
----------------------------------------------------------------------------------
 Mordecai Soloff                                            25,000
----------------------------------------------------------------------------------
 South Ferry #2, L.P.                                      137,500
----------------------------------------------------------------------------------
 Weingarten Family Foundation, Otto Wein-
  garten President                                          12,500
----------------------------------------------------------------------------------
 Joel Wolff                                                 25,000
----------------------------------------------------------------------------------

--------
(1) Does not include shares of Common Stock and Class B Warrants issuable upon exercise of the Class A Warrants and the shares of Common Stock issuable upon exercise of the Class B Warrants. The Selling Securityholders have agreed not to exercise the Class A Warrants offered hereby for a period of one year after the closing of the offering.
(2) Paul F. DePond is President and Chief Executive Officer of the Company. See "Principal Shareholders" for a description of Mr. DePond's beneficial ownership of the Company's securities.

                             PLAN OF DISTRIBUTION

  The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

  Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

  The Company has also registered on behalf of the Selling Securityholders an aggregate of 425,000 Selling Securityholders' Class A Warrants and the securities underlying such Class A Warrants. The Selling Securityholders have agreed not to sell their selling Securityholder Class A Warrants or the securities issuable on exercise thereof except pursuant to the restrictions set forth below provided that, if required in connection with approval of the Company's securities for listing on Nasdaq, the Selling Securityholders have agreed not to sell, transfer, assign, hypothecate or otherwise dispose of their Class A Warrants for a period of one year from the date of the Offering:

                                                                      PERCENTAGE
                                                                       ELIGIBLE
LOCK UP PERIOD                                                        FOR RESALE
--------------                                                        ----------
Before 90 days after the closing.....................................      0%
Between 91 and 150 days..............................................     25%
Between 151 and 210 days.............................................     50%
Between 211 and 270 days.............................................     75%
After 270 days.......................................................    100%

  Regulation M restricts the ability of any person engaged in the distribution of the Selling Securityholders' Warrants to engage in market making activities with respect to any securities of the Company for the applicable "cooling off" period prior to commencement of such distribution. Accordingly, in the event the Underwriter or Blair & Co. is engaged in a distribution of the Selling Securityholders' Warrants, their ability to make a market in the Company's securities during the applicable restrictive period will be restricted. However, neither the Underwriter nor Blair & Co. has agreed to, nor is either of them obligated to, act as a broker-dealer in the sale of the Selling Securityholders' Warrants, and the Selling Securityholders may be required, and in the event Blair & Co. is a market maker, will likely be required, to sell such securities through another broker-dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders.

  The Selling Securityholders and broker-dealers, if any, acting in connection with such sales may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities by them might be deemed to be underwriting discounts and commissions under the Securities Act.

                          CONCURRENT PUBLIC OFFERING

  On the date of this Prospectus, a Registration Statement under the Securities Act was declared effective with respect to an underwritten offering of 1,400,000 Units by the Company (1,610,000 Units if the Underwriter's over-allotment option is exercised in full), each Unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Company has entered into indemnification agreements with its directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Company, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. Article IV of the Registrant's Articles of Incorporation (Exhibit 3.1 hereto) provides for indemnification of its directors and officers to the maximum extent permitted by the California Corporations Code and Article IV of the Registrant's Bylaws (Exhibit 3.3 hereto) provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporation
Code. Reference is also made to Section     of the Underwriting Agreement
contained in Exhibit 1.1 hereto, indemnifying officers and directors of the Registrant against certain liabilities.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of the Common Stock being registered hereby. All amounts are estimates, except the registration fee and the NASD filing fee.

ITEM                                                                    AMOUNT
----                                                                   --------
SEC registration fee.................................................. $ 17,389
NASD filing fee.......................................................    5,589
Nasdaq listing fee....................................................   10,000
Blue Sky fees and expenses............................................   55,000
Printing and engraving expenses.......................................   75,000
Legal fees and expenses...............................................  140,000
Auditors' accounting fees and expenses................................  150,000
Transfer Agent and Registrar fees.....................................    5,000
Underwriter's nonaccountable expense allowance........................  210,000
Miscellaneous expenses................................................    7,022
                                                                       --------
Total................................................................. $675,000
                                                                       ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

  The following is a summary of the transactions by Registrant during the last three years involving sales of Registrant's securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"):

  (1) In August 1994, the Company issued and sold 1,000,000 shares of its Series A Preferred Stock and 1,550,000 shares of its Common stock to its two co-founders at purchase prices of $0.10 and $0.01 per share, respectively, for an aggregate purchase price of $115,500.

  (2) In November 1994, the Company issued and sold 3,000,000 shares of its Common Stock to seven of its employees pursuant to restricted stock purchase agreements at a purchase price of $0.01 per share for an aggregate purchase price of $30,000.

  (3) At various times in February and March 1995, the Company sold its Chief Executive Officer convertible promissory notes with an aggregate principal amount of $75,000 bearing interest rates of 10% per annum and warrants to purchase 375,000 shares of common stock of the Company at an exercise price of $0.20 per share for an aggregate purchase price of $75,000.

  (4) From February 1995, to December 1996, the Company issued and sold to fourteen of its employees or consultants 805,000 shares of its Common Stock pursuant to restricted stock purchase agreements at prices varying from $.01 per share to $.10 per share.

  (5) In October 1995, the Company issued and sold a total of 3,500,000 shares of its Series B Preferred Stock at a purchase price of $0.50 per share for an aggregate consideration of $1,750,000 to thirty-four investors. In connection with the financing, the Company issued warrants to purchase 200,000 shares of its Common Stock at an exercise price of $1.00 per share to certain of the participants in the financing.

  (6) In March 1996, the Company issued and sold a warrant to purchase 20,000 shares of its Common Stock at an exercise price of $1.00 per share to a financial institution in connection with a loan and security agreement.

  (7) In June 1996, the Company issued and sold to certain of its shareholders and other investors an aggregate of $932,125 principal amount of convertible promissory notes (the "Convertible Shareholder Notes") and warrants to purchase that number of shares of Common Stock of the Company equal to 20% of the principal amount of the Convertible Shareholder Notes divided by the price per share of the Company's next equity financing at a price per share equal to the price per share of the Company's next equity financing (the "Shareholder Warrants"). The Convertible Shareholder Notes bore an interest rate of 8% per annum and were convertible into equity of the Company at a price equal to the price per share of the Company's next equity financing. The participants in this financing consisted entirely of "accredited investors" as that term is defined under Regulation D of the Securities Act.

  (8) In January 1997, the Company completed a restructuring of the Convertible Shareholder Notes and Shareholder Warrants. Holders of an aggregate of $732,125 in principal amount of the Convertible Shareholder Notes converted their Convertible Shareholder Notes into Common Stock of the Company at a price per share of $4.55 and exchanged their accompanying Shareholder Warrants for warrants to purchase an aggregate of 48,272 shares of the Company's Common Stock at a price of $0.25 per share. Holders of the remaining $200,000 principal amount of Convertible Shareholder Notes agreed to defer repayment of the notes until the earlier of the closing of the Offering or until April 30, 1997 and exchanged their Shareholder Warrants for warrants to purchase an aggregate of 7,920 shares of Common Stock at an exercise price of $5.05 per share.

  (9) In February, 1997 the Company issued to its Chief Executive Officer a 10% subordinated promissory note with principal amount of $65,000 and warrants to purchase 11,535 shares of the Company's Common Stock at a price per share of $3.00 for an aggregate purchase price of $65,000.

  (10) In March 1997, the Company issued and sold 17 bridge units ("Bridge Units") at $50,000 per unit. Each Bridge Unit consisted of a one-year $50,000 promissory note bearing 10% interest and warrants to purchase 25,000 shares of Common Stock at a purchase price of $3.00 per share. The warrants automatically convert into Class A Warrants, and the promissory note becomes due upon the earlier of March 1998 or the closing of the Offering. All of the purchasers of the Bridge Units were "accredited investors" as that term is defined in Regulation D of the Securities Act.

  The sale and exchange of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act or Section 3(a)(9) of the Securities Act as transactions by an issuer not involving a public offering or transactions pursuant to the compensatory benefit plans and contracts relating to compensation as provided under such Rule 701 or as an exchange by the issuer with its existing security holders where no commission or other remuneration is paid. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were attached to the share certificates issued in such transactions. All recipients had adequate access to information about the Registrant.

ITEM 27. EXHIBITS.

  (a) Exhibits

     1.1 Form of Underwriting Agreement.
     3.1 Articles of Incorporation of Registrant, as amended to date.
     3.2 Restated Articles of Incorporation of Registrant to become effective upon the closing of the Offering.
     3.3 Bylaws of Registrant, as amended to date.
     4.1 Form of Warrant Agreement.
     4.2 Form of Underwriter's Unit Purchase Option.
    *5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
         Employment Agreement dated as of March 1, 1997 between the Company and
    10.1 Paul DePond.
         Employment Agreement dated as of March 1, 1997 between the Company and
    10.2 Gaylan Larson.
         Employment Agreement dated as of March 1, 1997 between the Company and
    10.3 Gerald Rice.
         Employment Agreement dated as of March 1, 1997 between the Company and
   *10.4 David Yewell.
    10.5 Form of Indemnification Agreement.
    10.6 Escrow Agreement by and between Registrant, the American Stock
         Transfer & Trust Company and certain security holders of the
         Registrant.
    10.7 Registrant's 1997 Stock Plan.
   *10.8 Lease between Registrant and C.C. Poon.
    11.1 Statement Regarding the Computation Per Share Loss (see page II-6).
    23.1 Consent of Independent Auditors (see page II-7).
         Consent of Wilson Sonsini Goodrich & Rosati, P.C. (to be included as
   *23.2 part of Exhibit 5.1).
    24.1 Power of Attorney (see page II-5).
    27   Financial Data Schedule.

  --------
  (*)To be filed by amendment.

  (b) All schedules are omitted, since the required information is not present in amounts sufficient to require submission of schedules or because the information required is included in Registrant's financial statements and notes thereto.

ITEM 28. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the provisions described in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

  For purposes of determining any liability under the Securities Act, the Registrant will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declares it effective.

  For purposes of determining any liability under the Securities Act, the Registrant will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

  The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of un-subscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

                                  SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of San Jose, California, on the 6th day of March, 1997.

                                          NOTIFY CORPORATION


                                          By:      /s/ Paul DePond
                                             --------------------------------
                                                       Paul DePond
                                           President, Chief Executive Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Paul F. DePond, Gerald W. Rice and Henry P. Massey, Jr. and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any and all Registration Statements to be filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by the Registration Statement, if any, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys- in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated below and on the dates stated.



          SIGNATURE                         TITLE                             DATE
          ---------                         -----                             ----

       /s/ Paul DePond           President, Chief Executive Officer and      March 6, 1997
-----------------------------    Chairman (Principal Executive Officer)
         Paul DePond


       /s/ Gerald Rice           Chief Financial Officer (Principal          March 6, 1997
-----------------------------    Financial and Accounting Officer)
         Gerald Rice


      /s/ Gaylan Larson          Vice President, Operations and Director     March 6, 1997
-----------------------------
        Gaylan Larson


     /s/ Michael Ballard         Director                                    March 7, 1997
-----------------------------
       Michael Ballard


      /s/ Barry Bellue           Director                                    March 7, 1997
-----------------------------
        Barry Bellue


      /s/ Michael Smith          Director                                    March 7, 1997
-----------------------------
        Michael Smith

                                                                    EXHIBIT 11.1

                               NOTIFY CORPORATION

             STATEMENT REGARDING THE COMPUTATION OF PER SHARE LOSS

                                                      THREE MONTH PERIOD ENDED
                          YEAR ENDED SEPTEMBER 30,           DECEMBER 31,
                          --------------------------  --------------------------
                             1995          1996           1995          1996
                          ------------ -------------  ------------  ------------
Net loss................    $(426,062)   $(1,657,219)    $(339,204)    $(415,969)
                          ===========  =============  ============  ============
Weighted average common
 shares outstanding (1).      205,998        218,984       222,134       213,914
Common equivalent shares
 from issuances of
 warrants and common
 stock during the twelve
 month period prior to
 the Company's proposed
 initial public offering
 (1)....................      303,566        303,566       303,566       303,566
                          -----------  -------------  ------------  ------------
Shares used in computing
 net loss per share.....      509,564        522,550       525,700       517,480
                          ===========  =============  ============  ============
Net loss per share......  $      (.84) $       (3.17) $       (.65) $       (.80)
                          ===========  =============  ============  ============
Convertible preferred
 stock issued more than
 twelve months prior to
 the proposed initial
 public offering (1)....                     352,542                     365,307
                                       =============                ============
Pro forma weighted
 average shares
 outstanding............                     875,092                     882,787
                                       =============                ============
Pro forma net loss per
 share..................               $       (1.89)               $       (.47)
                                       =============                ============

--------
(1) Excludes shares to be placed into escrow according to the "Escrow
    Agreement."

                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated November 15, 1996, except for Note 7, as to which the date is March 13, 1997 in the Registration Statement (Form SB-2) and the related Prospectus of Notify Corporation for the registration of (i) 1,610,000 units consisting of 1,610,000 shares of common stock, 1,610,000 redeemable Class A warrants, 1,610,000 redeemable Class B warrants and the 3,220,000 shares of Common Stock underlying the Class A and Class B warrants, (ii) the Underwriters' option to purchase 140,000 Units and the securities underlying the option and (iii) 425,000 redeemable Class A warrants, 425,000 redeemable Class B warrants and the 850,000 shares of common stock underlying the Class A and Class B warrants.

                                                              ERNST & YOUNG LLP

San Jose, California
March 13, 1997

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                         DESCRIPTION                             PAGE
 -------                       -----------                         ------------
   1.1   Form of Underwriting Agreement.
   3.1   Articles of Incorporation of Registrant, as amended to
         date.
   3.2   Restated Articles of Incorporation of Registrant to
          become effective upon the closing of the Offering.
   3.3   Bylaws of Registrant, as amended to date.
   4.1   Form of Warrant Agreement.
   4.2   Form of Underwriter's Unit Purchase Option.
  *5.1   Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
  10.1   Employment Agreement dated as of March 1, 1997 between
          the Company and Paul DePond.
  10.2   Employment Agreement dated as of March 1, 1997 between
          the Company and Gaylan Larson.
  10.3   Employment Agreement dated as of March 1, 1997 between
          the Company and Gerald Rice.
 *10.4   Employment Agreement dated as of March 1, 1997 between
          the Company and David Yewell.
  10.5   Form of Indemnification Agreement.
  10.6   Escrow Agreement by and between Registrant, the
          American Stock Transfer & Trust Company and certain
          security holders of the Registrant.
  10.7   Registrant's 1997 Stock Plan.
 *10.8   Lease between Registrant and C.C. Poon.
  11.1   Statement Regarding the Computation Per Share Loss (see
         page II-6).
  23.1   Consent of Independent Auditors (see page II-7).
 *23.2   Consent of Wilson Sonsini Goodrich & Rosati, P.C. (to
          be included as part of Exhibit 5.1).
  24.1   Power of Attorney (see page II-5).
  27     Financial Data Schedule

--------
(*)To be filed by amendment.